As filed with the Securities and Exchange Commission on February 11, 2005
                                                 Commission File No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         STRIKEFORCE TECHNOLOGIES, INC.
                  --------------------------------------------
                 (Name of small business issuer in its charter)


      New Jersey                      541511                     22-3827597
------------------------------ ----------------------------- -------------------
 (State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization) Classification Code Number)  Identification No.)

                                    Mark Kay
                           1090 King Georges Post Road
                           Suite 108, Edison, NJ 08837
                                 (732) 661-9641
          (Address and telephone number of principal executive offices)
            (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                   Copies to:

                              Jay R. McDaniel, Esq.
                       Sichenzia Ross Friedman Ference, LLP
                    1065 Avenue of the Americas, 21st Floor.
                               New York, NY 10018

       Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]


                         CALCULATION OF REGISTRATION FEE


                                                                                   Proposed
                                                                                   Maximum
                                                                                   Offering
                                                                                     Price               Proposed Maximum
   Title of Each Class of                    Amount to be           Per Share       Aggregate              Amount of
 Securities to be Registered                  Registered              (1)           Offering Price       Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Shares, $.0001 par value  (2)              8,680,000            0.72          $6,249,600              $735.58
Common Shares, $.0001 par value  (3)             12,644,842            0.72          $9,104,286            $1,071.57
---------------------------------------------------------------------------------------------------------------------------
      Total                                      21,324,842                         $15,353,886            $1,807.15
---------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457 under the Securities Act.


(2) Represents shares underlying convertible debentures. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures to account for market fluctuations. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(3) Represents the number of prior outstanding shares of common stock to be registered.

No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.72.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED February 11, 2005

                         STRIKEFORCE TECHNOLOGIES, INC.

                        21,324,842 Shares of Common Stock

--------------------------------------------------------------------------------

     This prospectus relates to the sale of 21,342,842 outstanding shares of our common stock by certain existing shareholders and as the result of our issuance of convertible debentures in the aggregate amount of $1,000,000 to Cornell Capital Partners, LP ("Cornell").

     We are not selling any shares of common stock in this offering. We will not receive any proceeds from this offering.

  The total costs of this offering, estimated at $79,749 shall be borne by us.

     Our common stock is presently not traded on any market or securities exchange and is not quoted on any over-the-counter market. This is the initial registration of shares of our common stock. The selling stockholders will sell shares from time to time at $0.72 per share. If our shares become quoted on the Over-the-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.

            Investing in our common stock involves substantial risks.
    See "Risk Factors," beginning on page 6 for a discussion of these risks.

     You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling security holders are not offering these securities in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front page of this prospectus, but the information may have changed since that date.

     All dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

          Cornell Capital Partners, LP is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock issued upon conversion of the Convertible Debenture. Any other person listed as a selling shareholder who is a registered broker-dealer may be deemed an underwriter within the meaning of the Securities Act of 1933 in connection with the sale of its shares of common stock.

     Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally
identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect,"
"anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. This prospectus contains market data related to our business. This data has been included in articles published by independent industry sources. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

     Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other public reports that may be filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law.

                                TABLE OF CONTENTS

                                                                       Page
Summary Information.................................................... 2
Risk Factors........................................................... 6
Use Of Proceeds........................................................ 13
Determination of Offering Price........................................ 14
Selling Stockholders................................................... 14
Plan Of Distribution................................................... 23
Directors, Executive Officers and Control Persons...................... 25
Security Ownership Of Certain Beneficial Owners
   And Management...................................................... 27
Description Of Securities.............................................. 29
Management's Discussion and Analysis of
   Financial Condition and Results of Operations....................... 31
Business
Recent Accounting Pronouncements....................................... 37
Description of Property................................................ 38
Certain Relationships And Related Transactions......................... 38
Market for Common Equity and Related
   Stockholder Matters................................................. 39
Executive Compensation................................................. 40
Change in and Disagreements with Accountants
   On Accounting & Financial Matters................................... 43
Indemnification of Directors and Officers.............................. 43
Where You Can Find More Information.................................... 44
Legal Matters.......................................................... 44
Experts................................................................ 44
Index To Financial Statements.......................................... F-1

                               SUMMARY INFORMATION

     This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the "Risk Factors" section. Unless the context requires otherwise, "we," "us," "our", "SFT", " and the "Company" and similar terms refer to StrikeForce Technologies, Inc., and our subsidiaries collectively and not to our registered stockholders, while the term
"StrikeForce"  refers  to  StrikeForce  Technologies,   Inc.  in  its  corporate
capacity.

The Company

     StrikeForce is a New Jersey corporation that was organized under the laws of the State of New Jersey on August 24, 2001. On December 10, 2004, memorialized on September 11, 2003, we acquired all of the remaining assets of NetLabs.com, Inc., and Ram Pemmaraju, including the rights to develop and sell their principal products. Our executive offices are located at 1090 King Georges Post Road, Suite 108, Edison, NJ 08837. Our telephone number is (732) 661-9641. We have 14 employees

     We are a development stage business and have had nominal revenues since our formation. There is currently no public market for our common stock. Subsequent to this offering, we hope to have our common stock approved for quotation on the Over-The-Counter Bulletin Board.

     We have incurred losses since our inception and we expect to incur losses for the foreseeable future. For the nine months ended September 30, 2004, the year ended December 31, 2003 and the year ended December 31, 2002, we incurred net losses of $2,233,330, $800,717 and $147,322, respectively. As of September 30, 2004 (year to date), we had an accumulated deficit of $3,234,038. These conditions raise substantial doubt about our ability to continue as a going concern and our public accounting firm has qualified its opinion as to our financial statements for this reason. We are likely to continue to incur such losses in the foreseeable future and to require additional funding in order to sustain our operations.

Our Products

StrikeForce is primarily a software development and services company. We own and are seeking to commercially exploit various identification protection software products that were developed to protect computer networks from unauthorized access and to protect network owners and users from identity theft. Our principal product, ProtectID(TM), is a proprietary authentication technology that is intended to eliminate unauthorized access to computer networks at a reasonable cost to our customers. We are seeking to develop a market for our suite of products in the areas of eCommerce, corporate and government. Our products are the subject of various pending patent applications.


     o ProtectID(TM) is an authentication platform that uses "Out-of-Band" procedures to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone or multiple computer secure sessions, biometric identification or encrypted devices such as tokens or smartcards. The authentication procedures separates authentication information such as usernames and passwords or biometric information, which are then provided to the network's host server on separate channels.

     o VerifyID(TM) is a software application that verifies the identity of an end user or applicant by asking a series of questions based on publicly available information, e.g., prior addresses or motor vehicles that are unlikely to be known by anyone other than the "true" user.

     o TrustedID(TM) is a software application intended to provide greater security by validating the authenticity of any computer trying to log-in to an enterprise network or web service using a unique device "ID" that is machine specific. TrustedID(TM) also protects networks from malware/spyware and further secures, by personal firewall, end user data being secretly transmitted to spyware servers.

     o GuardedID(TM) creates a 128 bit encrypted separate pathway for information delivery from a keyboard to a targeted application at a local computer, preventing the use of spyware/malware being used to collect user information.

     o ResetID(TM) provides user authenticated "Out-of-Band" remote technology to reset user credentials through a self-service method. ResetID(TM) provides a secure means of resetting a user's passwords into Active Directory and LDAP databases. This product solves the problem of necessary calls to a help desk to reset ones password.

A number of the above products include software and hardware solutions that we contractually license from other vendors. We also a distribute and resell related technology software and hardware products. These products include Panasonic's Iris Cameras, as well as additional authentication and telecommunication software and hardware devices.



                                  The Offering

     This prospectus relates to the offering of shares by multiple selling shareholders. First, our existing shareholders may offer for resale their shares of common stock in the Company through open market transactions or privately negotiated transactions. In addition shares of our common stock are to be issued in connection with the conversion of a $1,000,000 aggregate value of convertible debentures issued to Cornell Capital Partners, LP ("Cornell").

Common stock outstanding before the offering                    17,828,855 shares

Common Stock outstanding before the offering,                   12,644,842 shares
to be registered

Common stock to be issued in connection with the                1,736,111, assuming full conversion
convertible debenture                                           of   the    $1,000,000    debenture
                                                                debentures  into  shares of  common
                                                                stock  at $0.576,   or  80  percent
                                                                of  the estimated  market  price of
                                                                $0.72. Under  the  terms  of    the
                                                                convertible  debentures,  we   have
                                                                agreed to register five times  this
                                                                estimated amount,   or    8,680,000
                                                                shares.




-----------------------------------------------------------------------------------------------------
                                       3

----------------------------------------------------------------------------------------------------

Common Stock to be Outstanding after the offering               Up to 26,508,855*


----------------------------------------------------------------------------------------------------

Use of proceeds                                              We will not  receive  any  proceeds
                                                             from  the  sale  of the  shares  of
                                                             common  stock  hereunder.

     * The information regarding common stock outstanding assumes the issuance of 8,680,000 shares upon the full conversion of the convertible debenture and the utilization of the 8,680,000 shares required to be registered under the terms of our agreement with Cornell.


Summary Financial Data

     The following summary financial data is qualified by reference to, and should be read in conjunction with, our financial statements and related notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus. Financial data as of December 31st, 2003 have been derived from our financial statements audited by Massella & Associates CPA, PLLC. The selected financial data from the nine months ended September 30th, 2004 have been derived from our reviewed interim financial statements, which, in the opinion of our management, reflect all adjustments, which are of a normal nature, necessary to present such information fairly.

     The following tables summarize the statements of operations and balance sheet data for our company. As discussed below in that section of this prospectus captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                                  2002             2003           Nine Months Ending
                                                                                                                  Sept. 30, 2004
                                                                       ------------------ --------------------- ------------------
Statements of Operations Data:
  Revenue                                                                     $  285,271           $   262,547      $       55,621
  Gross profit                                                                $  168,976           $   228,554      $       47,801
  Net loss                                                                    $ (147,322)          $  (800,717)     $   (2,223,330)
  Net loss per common share, basic and diluted                                $    (2.44)          $     (0.07)     $        (0.15)

  Weighted average common shares outstanding, basic and diluted                   60,274            11,498,575          14,890,134




Balance Sheet Data:
  Current assets                                                              $   37,417           $    17,896     $        94,231
  Total assets                                                                $   51,364           $    71,914     $       136,774
  Current liabilities                                                         $  235,809           $   589,694     $     1,112,095
  Total liabilities                                                           $  260,855           $   658,718     $     1,168,852
  Total stockholders' deficiency                                              $ (209,491)          $  (586,804)    $    (1,032,078)
                                                                       ------------------ --------------------- ------------------

                                  RISK FACTORS

     Any investment in our common shares involves a high degree of risk and is subject to many uncertainties. These risks and uncertainties may adversely affect our business, operating results and financial condition. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, results or operations could be materially and adversely affected. The trading of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford to lose your entire investment. In order to attain an appreciation for these risks and uncertainties, you should read this Prospectus in its entirety and consider all of the information and advisements contained in this Prospectus, including the following risk factors and uncertainties.

Risks Relating to our Business

     We have a limited operating history with significant losses and expect losses to continue for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be adversely affected, and you could even lose your entire investment.

We have yet to establish any history of profitable operations. We have incurred annual operating losses of $147,322 for the year ended December 31, 2002, $800,717, for the year ended December 31, 2003 and $2,223,330 for the nine months ended September 30, 2004. As of September 30, 2004, we had an accumulated shareholder deficit of $3,234,038. We have financed our operations through loans from our officers and sales of our common stock in private placements. Our revenues have not been sufficient to sustain our operations. Our profitability will require the successful marketing and sale of our ProtectID(TM), VerifyID(TM), TrustedID(TM),GuardedID(TM) and ResetID(TM) products and services. We will require additional financing to sustain our operations, without which we may not be able to continue operations. This can lead to the reduction or suspension of our operations and ultimately our going out of business. Should this occur, the value of your investment in the common stock could be adversely affected, and you could even lose your entire investment.

We will need to raise additional funds through the public market, private debt or sale of equity to achieve our current business strategy of completing and profiting from our suite of technology products. At the present time, we have not made any plans to raise additional money and there is no assurance that we will be able to raise additional monies in the future.

     Our inability to raise additional working capital or to raise the required financing in a timely manner would negatively impact our ability to fund our operations, to generate revenues and to otherwise execute our business plan. Should this occur, the value of your investment in the common stock could be adversely affected, and you could even lose your entire investment. Therefore, you may be investing in a company that will not have the funds necessary to continue operations. Our inability to obtain financing would have a material adverse effect on our ability to implement our development strategy, and as a result, could require us to diminish or suspend our development strategy and possibly cease our operations.

     Our patent applications for our technology are pending and there is no assurance that these applications will be granted. Failure to obtain the patents for our applications could prevent us from securing royalty payments in the future if appropriate.

     We have filed four patents to protect the intellectual property rights for ProtectID(TM), including the interfaces and agents. These include a pending patent relating to the ProtectID(TM) "Out-of-Band" security product for computer network applications and one application for the ProtectID(TM) Methods and

Apparatus   for   authenticating   a  user  via  a   Centralized   "Out-of-Band"
Authentication Platform.


     To date our patent applications have not been granted. We cannot be certain that these patents will be granted nor can we be certain that other companies have not filed for patent protection for this technology before us. Even if we are granted patent protection for our technology, there is no assurance that we will be in a position to enforce our patent rights. Failure to be granted patent protection for our technology could result in greater competition or in limited royalty payments. This could result in inadequate revenue and cause us to cease operations.


     We will face intense competition from competitors that have greater financial, technical and marketing resources. These competitive forces may impact our projected growth and ability to generate revenues and profits, which would have a negative impact on our business and the value of your investment.


     We likely will face competition from alternate security software programs and services. As is typical of a new industry, demand and market acceptance for recently introduced services is subject to a high level of uncertainty and risk. Because the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and the size of this market. Substantial marketing activities will be required to meet our revenue and profit goals. There can be no assurance that we will be successful in such marketing efforts. There can be no assurance either that the market for our services will develop or become sustainable. Further, other companies may decide to provide services similar to ours. These companies may be better capitalized than us and we could face significant competition in pricing and services offered.

     Our inability to retain our key executive officers would impede our business plan and growth strategies, which could have a negative impact on our business and the value of your investment.

     Our success depends to a critical extent on the continued efforts and services of our Chief Executive Officer, Mark Kay, our Chairman of the Board & President, Robert Denn, our Chief Technical Officer, Ramarao Pemmaraju, our CFO, Mark Corrao and our Executive Vice President and Head of Marketing, George Waller. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our Company. Only one of our executive officers (CEO) or key managers has an employment agreement providing for their continued service to us. We do not currently carry a key-man life insurance policy on any of our employees, which would assist us in recouping our costs in the event of the loss of those officers.

     We plan to grow very rapidly, which will place strains on our management team and other company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to hire, train and manage the personnel necessary to implement those functions. Our inability to manage our growth could impede our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business and the value of your investment.

     We will devote substantial resources to developing commercial applications for our ProtectID(TM), VerifyID(TM), GuardedID(TM), TrustedID(TM) and ResetID(TM) products, focusing on our marketing, sales, administrative, operational, financial and other systems to implement our longer-term business plan and growth strategies. We also plan to grow our distribution and reseller services. This expansion will require us to significantly improve, replace and or acquire managers, operational and financial systems, procedures and controls, to improve the coordination between our various corporate functions, to manage, train, motivate and maintain a growing employee and marketing base. Our performance and profitability will depend on the ability of our officers and key employees to:

manage our business as a cohesive enterprise; manage expansion through the timely implementation and maintenance of appropriate administrative, operational, financial and management information systems, controls and procedures; add internal capacity, facilities and third-party sourcing arrangements and when needed; maintain service quality controls; attract, train, retain, motivate and manage effectively our employees. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. There can be no assurance that we will integrate and manage successfully new systems, controls and procedures for our business, or that our systems, controls, procedures, facilities and personnel, even if successfully integrated, will be adequate to support our projected future operations. There can be no assurance that any expenditure incurred during this expansion will ever be recouped. Any failure to implement and maintain such changes could have a material adverse effect on our business, financial condition and results of operations.

     Our results of operations may highly fluctuate from quarter to quarter as we continue to grow, therefore you cannot use these results to predict how we may perform in the future.

     As a result of our limited operating history, we do not have historical financial data for a significant number of periods in which to base our planned operating expenses. Our expense levels are expected to increase. It is anticipated that as we mature, our sales and operating results will fluctuate from quarter to quarter and from year to year due to a combination of factors, including, amongst others:

     o domestic and international regulation, economic, political and market conditions;

     o    demand for our products and services;

     o number, timing and significance of product enhancements, new product introductions by us and our competitors;

     o    volume, timing of, and the ability to fulfill orders;

     o    changes in the levels of operating expenses;

     o expenses incurred in connection with our plans to fund greater levels of sales, marketing activities, operations and development of new distribution channels and services;

     o    product defects and other product or service quality problems.

     Any unfavorable changes in these or other factors could have a material adverse effect on our business, financial condition and results of operation.

Risks Relating to an Investment in Our Securities

     To date, we have not paid any cash dividends. We do not anticipate paying cash dividends on our common stock in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends or that even if the funds are available, that the dividends will be paid.

     There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers network; therefore, you may not be able to sell your shares.

     There is no established  public trading market for our  securities.  Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. It is our plan to utilize a market maker who will apply to have our common stock quoted on the
Over-the-Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the Over-the-Counter Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

     Once publicly trading, the application of the "penny stock" rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

     The Securities and Exchange Commission has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure must also be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Volatility in our common stock price may subject us to securities litigation, thereby diverting our resources, which may have a material adverse effect on our results of operations.

     The market for our common stock is likely to be characterized by significant price volatility when compared to seasoned issuers, we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated (securities) class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the targets of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Shares Eligible For Future Sale May Adversely Affect The Market.

     As of today we have 17,828,855 shares of our common stock issued and outstanding. We estimate that the Common Stock to be issued and outstanding after the offering may be as much as 21,324,842 shares. The sale in the public market of such shares of common stock may adversely affect prevailing prices of our common stock.

Risks associated with forward-looking statements.

     This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to:

     (1) Our ability to obtain a meaningful degree of consumer acceptance for ProtectID(TM), VerifyID(TM), GuardedID(TM), TrustedID(TM) and ResetID(TM) products now and in the future,
     (2) Our ability to market our suite of products at competitive prices now and in the future,
     (3) Our ability to maintain brand-name recognition for our suite of products now and in the future,
     (4) Our ability to maintain an effective marketing and distribution network,
     (5) Our success in forecasting demand for our suite of products now and in the future,
     (6) Our ability to maintain pricing and thereby maintain adequate profit margins, and
     (7) Our ability to obtain and retain sufficient capital for future operations.


     Risks Relating To Our Current Convertible Debenture Financing Agreement with Cornell Capital:

     There Are A Large Number Of Shares Underlying Our Convertible Debentures That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price Of Our Common Stock

          As of February 11, 2005, we had 17,828,855 shares of common stock issued and outstanding. The number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

     The Continuously Adjustable Conversion Price Feature Of Our Convertible Debentures Could Require Us To Issue A Substantially Greater Number Of Shares, Which Will Cause Dilution To Our Existing Stockholders.

     Our obligation to issue shares upon conversion of our $1,000,000 principal amount convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25% below the estimated price of $0.72.


------------------- ---------------------- ------------------ --------------------- --------------------------
  .% Below market       Price Per Share      With Discount      Number of Shares      Percentage of Stock*
                                              of 20%              Issuable
------------------- ---------------------- ------------------ --------------------- --------------------------
             25%               $0.54              $0.43              2,314,815                  13.01%
------------------- ---------------------- ------------------ --------------------- --------------------------
             50%               $0.36              $0.29              3,472,222                  19.51%
------------------- ---------------------- ------------------ --------------------- --------------------------
             75%               $0.18              $0.14              6,944,444                  39.02%
------------------- ---------------------- ------------------ --------------------- --------------------------

    * Based on 17,828,855 shares of common stock outstanding


     The common stock to be issued in connection with the convertible debenture is 1,736,111, assuming full conversion of the $1,000,000 debenture into common stock at $0.576, or 80 percent of the estimated market price of $0.72. Under the terms of the convertible debenture, the Company has agreed to register five times this estimated amount, or 8,680,000 shares.

     As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

     The Continuously Adjustable Conversion Price Feature Of Our Convertible Debentures May Encourage Investors To Make Short Sales In Our Common Stock, Which Could Have A Depressive Effect On The Price Of Our Common Stock.

          The convertible debentures are convertible into shares of our common stock at either (i) 120% percent of our market price at the time that our stock is first approved for quotation on the OTC Bulletin Board or (ii) at a 20% discount to the evaluated price of the common stock prior to the conversion. The method used to price the shares convertible under the debentures may be selected by Cornell.The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. In addition, not only the sale of shares issued upon conversion of debentures or exercise of warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance Of Shares Of Our Common Stock Upon Conversion Of The Convertible Debentures May Cause Immediate And Substantial Dilution To Our Existing Stockholders.

     The issuance of shares of our common stock upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Convertible Debentures And Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required To File A Subsequent Registration Statement Covering Additional Shares. If The Shares Of Our Common Stock We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

     Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares of common stock we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

     If We Are Required For Any Reason To Repay Our Outstanding Convertible Debentures, We Would Be Required To Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure To Repay The Convertible Debentures, If Required, Could Result In Legal Action Against Us, Which Could Require The Sale Of Substantially All Of Our Assets.

     On December 20, 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of convertible debentures to Cornell Capital Partners, LP. The convertible debentures are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible debenture, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the convertible debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                                 USE OF PROCEEDS

     The selling stockholders are selling shares of common stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling security holder.



                         DETERMINATION OF OFFERING PRICE

     Since our shares of our common stock are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition, prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to book value, assets or earnings of the Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.


                              SELLING SHAREHOLDERS

     The prospectus relates to the registration of shares of common stock a) held by certain of our existing shareholders (the "Holders Shares") and b) shares held by or to be received by Cornell Capital Partners, LP in connection with the issuance of the convertible debentures with an aggregate value of $1,000,000. The following tables present information regarding the selling stockholders and their relationship to us. For clarity, the Holders Shares and the Financing Shares are presented in two tables.

          The following tables provide as of February 11, 2005 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     a.   the number of shares owned by each prior to this offering;
     b.   the percentage owned prior to the offering;
     c.   the total number of shares that are to be offered for each;
     d. the total number of shares that will be owned by each upon completion of the offering; and
     e.   the percentage owned by each upon completion of the offering.


                                 Holders Shares
-----------------------------------------------------------------------------------------------------------------
                                  Shares Beneficially                                         Shares Beneficially
                                 Owned Prior to the Owned     Total Shares Offered Shares         Owned After
                                     Offering (1)             by this Prospectus (1)              the Offering
-----------------------------------------------------------------------------------------------------------------
    Name                               Number       Percent       Number       Number       Number      Percent
-----------------------------------------------------------------------------------------------------------------
    Al Rosenthal                           3,334       *             3,334                   0           0
    Alan Shoaf                           120,000       *           120,000                   0           0
    Alan Shoaf                            41,667       *            41,667                   0           0
    Alan Shoaf                            60,000       *            60,000                   0           0
    Alfredo Espinel                        3,000       *             3,000                   0           0
    Altavilla Family Trust (4)           560,000     3.14%         560,000                   0           0
    Angus Burton                          50,000       *            50,000                   0           0
    Anna Farina                            6,000       *             6,000                   0           0
    Anthony Mandrachia                    45,000       *            45,000                   0           0
    Arinx Francois                        30,000       *            30,000                   0           0
    Auto Servicio, S.A                   100,000       *           100,000                   0           0
    Barry Wolfman                         50,000       *            50,000                   0           0
    Bhavani Pemmaraju                    100,000       *           100,000                   0           0
    Bill Demopolis                        25,000       *            25,000                   0           0
    Braun Eye Care, PA EPBP               10,000       *            10,000                   0           0
    Calagero Farina                        4,000       *             4,000                   0           0
    Charlene M. Peca                       1,000       *             1,000                   0           0
    Christina T. Gatto                     6,944       *             6,944                   0           0
    Cosmos Robles                         27,778       *            27,778                   0           0
    Dara Herskovitz                        5,600       *             5,600                   0           0
    Dave Mehalick                         67,361       *            67,361                   0           0
    Dave Mitchell                            333       *               333                   0           0
    Dave Mitchell                          1,000       *             1,000                   0           0
    Diane Manturi                          5,600       *             5,600                   0           0
    Dr. John M. Pepe                      13,889       *            13,889                   0           0
    Dr. Ken Johnson                      124,000       *           124,000                   0           0
    Elizabeth Striano                      6,944       *             6,944                   0           0
    Ernest & Antoinette Warren             6,944       *             6,944                   0           0
    Francine Robles                       13,889       *            13,889                   0           0
    Frank Edmonton                        13,889       *            13,889                   0           0
    Frederick Ilardi                      25,000       *            25,000                   0           0
    Fritz Clarival                         6,000       *             6,000                   0           0
    Gary Kotowski                         10,000       *            10,000                   0           0
    Gene Gavin                             2,000       *             2,000                   0           0
    General Teddy Allen                   25,000       *            25,000                   0           0
    George & Mary Brown                   20,833       *            20,833                   0           0
    George Brown lll                       6,944       *             6,944                   0           0
    George Waller (8)                  1,125,208     6.31%       1,125,208                   0           0
    Gerard Eugenio                        10,000       *            10,000                   0           0
    Gerard Eugenio                        17,361       *            17,361                   0           0
    Geraldine F. Ward                     27,778       *            27,778                   0           0
    Giuliano Farina                        1,000       *             1,000                   0           0
    Gloria Cressler                        3,125       *             3,125                   0           0
    Gregg Ballschmieder                   16,667       *            16,667                   0           0
    Guiliano Farina                        2,000       *             2,000                   0           0
    Hans Fleurival                         5,000       *             5,000                   0           0


                                       13

    Hara A. Braun                          8,000       *             8,000                   0           0
    Harold Wrobel                        138,889       *           138,889                   0           0
    Hope Valenti                           1,000       *             1,000                   0           0
    Howard Medow                          55,000       *            55,000                   0           0
    Hynes Insurance Agency                10,000       *            10,000                   0           0
    Ignazio Farina                         9,000       *             9,000                   0           0
    Ingensa Partners                      33,333       *            33,333                   0           0
    Isabel Salinas                         1,000       *             1,000                   0           0
    J. Gale Thomas                        27,778       *            27,778                   0           0
    Jack/Sadie Moskowitz                  41,667       *            41,667                   0           0
    Jeff Mason                             3,000       *             3,000                   0           0
    Jeffrey Ballschmieder                  6,944       *             6,944                   0           0
    Jeffrey Checchio                         100       *               100                   0           0
    Jerry Vaiana                         100,000       *           100,000                   0           0
    Joanne Delio                           1,000       *             1,000                   0           0
    John Brown                             6,944       *             6,944                   0           0
    John Delaney                           5,100       *             5,100                   0           0
    John Gawlik                           60,000       *            60,000                   0           0
    Jose Manuel Rodriguez                 11,500       *            11,500                   0           0
    Joseph Spendley                       13,889       *            13,889                   0           0
    Joseph Teri                            3,000       *             3,000                   0           0
    Julie & Richard Prough                10,000       *            10,000                   0           0
    Karin Gibson                           3,000       *             3,000                   0           0
    Kathleen & Rich Yeomans                3,000       *             3,000                   0           0
    Kathleen Yeomans                       4,000       *             4,000                   0           0
    Kevin Hess                             1,389       *             1,389                   0           0
    Kevin McMahon                          3,180       *             3,180                   0           0
    Kurt Jansen                           15,000       *            15,000                   0           0
    Lawrence Sica                         10,000       *            10,000                   0           0
    Lawrence/Bonnie Anlauf               288,203       *           288,203                   0           0
    Lisa Ravioli                           1,000       *             1,000                   0           0
    Livio Belulovich                       2,000       *             2,000                   0           0
    Louis Gonzalez                         4,000       *             4,000                   0           0
    M Power, LLC                         350,000     1.96%         350,000                   0           0
    Majid Prey                             5,000       *             5,000                   0           0
    Marguerite Braasch                       300       *               300                   0           0
    Maria Rodriguez                       78,445       *            78,445                   0           0
    Marilou Brown Lesch                    6,944       *             6,944                   0           0
    Mark Corrao (7)                    1,308,207     7.34%       1,308,207                   0           0
    Mark Kay (6)                         758,332     4.25%         758,332                   0           0
    Mark Museck - (Gil Rosco)              5,000       *             5,000                   0           0
    Marlin Molinaro                      120,000       *           120,000                   0           0
    Mary Difiore                           1,500       *             1,500                   0           0
    Mary Hanlon                            1,000       *             1,000                   0           0
    Mathew Peifer                          5,000       *             5,000                   0           0
    Michael A. Peca                        1,000       *             1,000                   0           0
    Michael C. Brenner                    10,417       *            10,417                   0           0
    Mike Tafuri                            1,500       *             1,500                   0           0
    Monty Schwartz                        50,000       *            50,000                   0           0
    NetLabs.com Inc. (2)(3)            1,140,000     6.39%       1,140,000                   0           0
    OBX Capital Group (5)                376,682     2.11%         376,682                   0           0
    Padmini Singh                            694       *               694                   0           0
    Pam Eugenio                           17,361       *            17,361                   0           0
    Pamela Eugenio                        10,667       *            10,667                   0           0
    Peter Ortolano                         1,200       *             1,200                   0           0
    Peter Tubolino                        13,889       *            13,889                   0           0

                                       14



    Ralph Yondola                          5,417       *             5,417                   0           0
    Ramarao Pemmaraju (6)              3,264,465    18.31%       1,761,806           1,502,659          8.43%
    Ramashwari Singh                         694       *               694                   0           0
    Rich Roland                            3,000       *             3,000                   0           0
    Richard/Liane McDonald                48,612       *            48,612                   0           0
    Robert Brown                           6,944       *             6,944                   0           0
    Robert Denn (6)                    3,273,742     18.36%       1,761,806           1,511,936          8.50%
    Robert Koch                           59,850       *            59,850                   0           0
    Robert Scios                          59,850       *            59,850                   0           0
    Robert Stortz                          1,000       *             1,000                   0           0
    Robert and Susan Schwartzman          10,000       *            10,000                   0           0
    Robert W. Hansen Jr.                   6,944       *             6,944                   0           0
    Ronald Terchak                       150,000       *           150,000                   0           0
    Sal Girardi                            1,500       *             1,500                   0           0
    Savitri R. Balkaran                    1,389       *             1,389                   0           0
    Scott Ballschmieder                   13,889       *            13,889                   0           0
    Shanmuganathan                       120,000       *           120,000                   0           0
    Shari Kole                            10,000       *            10,000                   0           0
    Shelley Cohen                         50,000       *            50,000                   0           0
    Shirley Radice                         1,000       *             1,000                   0           0
    Sig Silber                            15,000       *            15,000                   0           0
    Sondra Schneider                      25,000       *            25,000                   0           0
    South Shore Management                60,000       *            60,000                   0           0
    Steven Minunni                        10,000       *            10,000                   0           0
    Steven Schwartzman                    10,000       *            10,000                   0           0
    Sudhaker Bhagavathula                 13,889       *            13,889                   0           0
    Susan Brown Hansen                     6,944       *             6,944                   0           0
    Teddy Svoronos (8)                   312,111     1.75%         312,111                   0           0
    Thomas Brown Sr.                       6,944       *             6,944                   0           0
    Thomas Catras                         10,000       *            10,000                   0           0
    Thomas Eddy                            2,000       *             2,000                   0           0
    Thomas George                         60,000       *            60,000                   0           0
    Thomas Marrinan                        2,778       *             2,778                   0           0
    Tom Stern                              1,500       *             1,500                   0           0
    Vincent Ballschmieder                 13,889       *            13,889                   0           0
    Vincent Sisto                         60,000       *            60,000                   0           0
    William Fix                            6,944       *             6,944                   0           0
    Yenney Bado                            2,000       *             2,000                   0           0

    TOTAL                             15,659,437                12,644,842
         * Less than 1 percent

     The Selling Shareholders named in this Prospectus are offering all or some of their shares of common stock offered through this Prospectus. None of our selling shareholders are broker-dealers or have any affiliation with any broker dealers. Any broker-dealer who is a selling shareholder may be deemed an underwriter with respect to such shares as are registered in this Prospectus.

     (1) Based on 17,796,022 shares of common stock issued and outstanding before and after this Offering
     (2)  7,600,000   options  issued  to   NetLabs.com   are  not  included  in
          calculations .
     (3)  NetLabs.com, Inc., is controlled by Robert Denn and Ramarao Pemmaraju
     (4)  Altavilla Family Trust is controlled by Anthony Altavilla.
     (5)  OBX Capital Group is controlled by Dale Scales and Jim Learish.
     (6)  Current Director
     (7)  Current Officer or Employee
     (8) Shares are listed in the name of Katherine LaRosa who is a family member of George Waller.


     The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the Selling Shareholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.


    Except as disclosed above, none of the Selling Shareholders:

     (a) Has attributed beneficial ownership to any other selling shareholder as far as we are aware;
     (b)  Has attributed beneficial ownership to any member of our management;
     (c) Has had a material relationship with us other than as a shareholder at any time within the past three years;
     (d)  Has ever been one of our officers or directors; or
     (e)  Are broker-dealers or affiliates of broker-dealers.



                                Financing Shares

-------------------------------------------------------------------------------------------------------------------------------
                                                                         Shares  to  be  Acquired
                                                                         Under Convertible Debenture     Shares Beneficially
                                            Shares Beneficially Owned                                     Owned
                                            Prior to the Offering                                        After the
                                                                                                         Offering (2)
                                            ---------------------------  --------------------------- --------------------------


    Name                                    Number (3)    Percent (1)    Number (4)      Percent (4)    Number       Percent
--------------------------------------     ------------- -------------- ------------  --------------  ----------    ----------

Cornell    Capital    Partners,     LP      889,659        4.99%          8,860,000       32.74%           0          0%
101   Hudson   Street,    Suite   3606
Jersey City, NJ 07302
--------------------------------------



     * Less than 1%.

     (1) Applicable percentage ownership is based on 17,828,855 shares of common stock outstanding as of February 11, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of February 11, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 11, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

     (2) Assumes that all securities registered will be sold and that all shares of common stock underlying the convertible debentures will be issued.

     (3) Represents shares of common stock that are issuable pursuant to the secured convertible debentures , which represents the maximum permitted ownership that the selling stockholder can own at one time (and therefore, offer for resale at any one time) equal to 4.99% of the outstanding common stock as required by the terms of the Convertible Debentures. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     (4) Assumes that all registered shares issuable to Cornell Capital upon conversion of the convertible debentures.Based upon outstanding shares of 26,508,855 after such conversions.

     The following information (detailed below) contains a description of the relationship of selling stockholders of the financing shares to us and how each such selling stockholder acquired the shares to be sold in this offering. None of the selling stockholders described below have held a position or office, or had any other material relationship, with our Company:

          Cornell Capital Partners, LP is the investor a holder of convertible debentures. All investment decisions of Cornell Capital Partners, LP are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Mr. Angelo does not have voting control over the shares beneficially owned by Cornell Capital Partners, LP. Secured Convertible Debentures. To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Cornell on December 20, 2004 for the sale of $1,000,000 in convertible debentures of which $500,000 was received by us on December 22, 2004 and $500,000 was received by us on January 25, 2005. The debentures issued pursuant to the December 2004 Securities Purchase Agreement bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of the following: (i) 120 percent of the market price of our stock at such time as an application is approved for quotation on the Over the Counter Bulletin Board; or (ii) eighty percent (80%) of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date. We are registering in this offering 8,680,000 shares of common stock underlying the debentures.

     There are certain risks related to sales by Cornell Capital Partners, LP, including:

     The outstanding shares are issued based on a discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners, LP is issued shares, the greater chance that it receives more shares. This could result in substantial dilution to the interests of other holders of common stock.

     To the extent Cornell Capital Partners, LP sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners, LP to sell greater amounts of common stock, the sales of which would further depress the stock price.

     The significant downward pressure on the price of the common stock as Cornell Capital Partners, LP sells material amounts of common stocks could encourage short sales by others. This could place further downward pressure on the price of the common stock.



    Sample Conversion Calculation of the Convertible Debenture

     On December 20, 2004, we entered into a Securities Purchase Agreement whereby we agreed to issue $1,000,000 in convertible debentures to Cornell Capital Partners, LP ("Cornell") of which $500,000 was received by us on December 22, 2004 and $500,000 was received on January 25, 2005. The debentures bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of: (i) one hundred twenty (120%) percent of the market price at such time as the stock becomes quoted on the Over the Counter Bulletin Board; or eighty (80%) percent of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date. We are registering in this offering 8,640,000 shares of common stock underlying the debentures.

     The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $200,000 of debentures on October 1, 2004, and a conversion price of $0.576 (80 percent of $0.72), the number of shares issuable upon conversion would be:

                  $200,000/$.576 =  347,222 shares

     The following is an example of the amount of shares of our common stock that are issuable upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price as of our most recent sale at $0.72:

-------------------- -------------------- ---------------- --------------------- ---------------------------
    % Below market      Price Per Share     With Discount    Number of  Shares    Percentage of Stock*
                                              of 20%             Issuable
-------------------- -------------------- ---------------- --------------------- ---------------------------
    25%                 $0.54               $0.43              2,314,815              12.98%
-------------------- -------------------- ---------------- --------------------- ---------------------------
    50%                 $0.36               $0.29              3,472,222              19.48%
-------------------- -------------------- ---------------- --------------------- ---------------------------
    75%                 $0.18               $0.14              6,944,444              38.95%
-------------------- -------------------- ---------------- --------------------- ---------------------------

    * Based on 17,828,855 shares of common stock outstanding


                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions or on any stock exchange, market or trading facility on which the shares may then be traded. Once our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donors, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales.

     The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account; d. privately negotiated transactions; and
     e.   a combination of any such methods of sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather than through this prospectus.

          No public market currently exists for our shares of common stock. We intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the OTC Bulletin Board. OTC Bulletin Board companies are subject to far less restrictions and regulations than are companies traded on other exchanges in the country. However there is no assurance that we can be traded on the OTC Bulletin Board. In addition, the NASD, which regulates the OTC Bulletin Board and has applied to the SEC for the commission's approval of additional restrictions and requirements to be applied to companies that are quoted on the OTC Bulletin Board. While we intend to meet the existing requirements and such additional restrictions and requirements as may be imposed from time to time on companies listed on the OTC Bulletin Board, we cannot assure you that we will meet these requirements or will continue to meet them in the future. The failure of the Company's stock to be quoted on the OTC Bulletin Board will adversely impact the ability of our shareholders to sell their shares.

     In order to comply with the securities laws of certain states, if applicable, the shares of common stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from the registration or qualification requirement is available and complied with.

     Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling security holder or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     Selling shareholders will be able to sell their shares in all 50 states in the U.S. We will apply to the Standard and Poor's Editorial Board to be listed in its corporation records. The Standard and Poor's Corporation Records is a recognized securities manual for "blue sky" or "manual exemption" trading in approximately 35 states. The remaining states have self-executing securities registration exemptions. The listing should assist the brokerage community in making a market for our stock. It is recommended, however, that brokers check with the blue-sky laws in their particular state.

     Each selling stockholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Rule 102 of Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

     Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling stockholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act.

               DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Identity

     The following table identifies our current executive officers and directors and their respective offices held:

Name                    Age     Position

Mark L. Kay             55      Chief Executive Officer
Mark Corrao             47      Chief Financial Officer
Ramarao Pemmaraju       43      Chief Technical Officer
Robert Denn             47      Chairman of the Board of Directors, President
George Waller           47      Executive Vice President of Marketing


Business Experience

     All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. Officers are appointed by the Board of Directors and their terms of office are, except to the extent governed by employment contract and Cornell Capital Partners, LP contracts, at the direction of the Board of Directors. The following is a brief description of the business experience of our executive officers, director and significant employees:

     Mark L. Kay, Chief Executive Officer

     Mr. Kay joined StrikeForce in May 2003. From August 1977 through December 2002, Mr. Kay worked at JPMorganChase & Co., where, for the majority of his employment he was a Managing Director. During his employment at JPMorganChase & Co. Mr. Kay led strategic and corporate business groups with global teams up to 1000 people. His responsibilities also included Chief Operating Officer, Chief Information Officer and Global Technology Auditor during his tenure. His business concentrations were Securities (Fixed Income and Equities), Proprietary Trading & Treasury, Global Custody Services, Audit, Cash Management (including Money Transfer and Demand Deposit), Corporate Business Services and Web Services. Prior to his employment with JPMorganChase & Co., Mr. Kay was a Systems Engineer at Electronic Data Services (EDS) for over five years. He holds a B.A. in Mathematics from CUNY.

     Mark Corrao, Chief Financial Officer

     Mr. Corrao is one of our original founders in August 2001. Mr. Corrao brings to StrikeForce Technologies over twenty-five years of experience in the financial and accounting areas. Mr. Corrao has spent numerous years in the Public Accounting arena specializing in certified auditing, SEC accounting, corporate taxation and financial planning. His tenure in accounting included being a partner in a Connecticut CPA firm for several years. Mr. Corrao's background also includes numerous years on Wall Street with such prestigious firms as Merrill Lynch, Spear Leeds & Kellogg and Greenfield Arbitrage Partners. While on Wall Street Mr. Corrao was involved in several IPO's and has been a guiding influence in several start up companies. Prior to joining StrikeForce, he was the Director of Sales at Applied Digital Solutions from December 2000 through December 2001. Mr. Corrao was the Vice President of Sales at Advanced Communications Sciences from March 1997 though December 2000. Mark has a B.S. from CUNY.

     Robert Denn, President, Chairman of the Board of Directors

     Mr. Denn joined StrikeForce July 2002. In May 1999 Mr. Denn was a founder and the President of NetLabs.com, Inc. From September 1998 through February 2001, Mr. Denn was a broker at Essex Securities. In addition, Mr. Denn has over 20 years of sales and management experience in the financial services industry inclusive of Citibank. Mr. Denn was also a lead sales executive for Fleet Bank and the Bank of New York. Mr. Denn has a B.A. in Business Administration from William Paterson University.

     Ramarao Pemmaraju, Chief Technology Officer

     Ramarao Pemmaraju joined StrikeForce in July 2002 and is the inventor of the ProtectID(TM) product. In May 1999, Mr. Pemmaraju was a founder and the CEO of NetLabs.com, Inc. From June 2000 through July 2001, Mr. Pemmaraju was a Systems Architect and Project Leader with Coreon. Coreon is an Operations Service Provider servicing flow through service order provisioning and network operations to DSL and Optical service providers. From October 1998 through May 2000, Mr. Pemmaraju was a systems engineer with Nexgen Systems. Mr. Pemmaraju has over eighteen years experience in systems engineering and telecommunications. His specific expertise is in architecture, design and product development based on his detailed knowledge of all aspects of telecommunications. Mr. Pemmaraju has a M.S.E.E from Rutgers University and a B.E. from Stevens Tech.

     George Waller, VP Marketing

     Mr. Waller joined StrikeForce in June 2002 and was the prior CEO of StrikeForce. From 2000 through 2002, Mr. Waller was Vice President of Business Development for Infopro. From 1999 through 2001 Mr. Waller was vice president of sales and marketing for TeachMelt.com-Incubation Systems, Inc., a multi faceted computer company. Form 1997 through 1999; Mr. Waller was the Vice President Internet Marketing Group for RX Remedy. Previously he was a Vice President at Connexus Corporation, a software integrator. He successfully managed several software integration firms such as Incubation Systems and HealthSCOUT.

Family Relationships

     There are no family relationships between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Involvement in Certain Legal Proceedings

     To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees

     StrikeForce has two committees: the Audit Committee and the Compensation Committee. At this time, there are no members of either Committee and the Board of Directors performs the acts of the Committees. None of our current directors are deemed "independent" directors as that term is used by the national stock exchanges or have the requisite public company accounting background or expertise to be considered an "audit committee financial expert" as that term is defined under regulation S-B promulgated under the Securities Act of 1933, as amended.

     It is anticipated that the principal functions of the Audit Committee will be to recommend the annual appointment of StrikeForce's auditors, the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting StrikeForce's operating results and to review StrikeForce's internal control procedures.

     It is anticipated that the Compensation Committee will develop a Company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the common shares will be used in order to make an employee's compensation consistent with shareholders' gains. It is expected that salaries will be set competitively relative to the technology development industry and that individual experience and performance will be considered in setting salaries.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information regarding beneficial ownership of the common stock as of February 11, 2005, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of the Company, (iii) each of the Chief Executive Officers and the executive officers (collectively, the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under securities law, a person is considered a "beneficial owner" of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, the address of each person is 1090 King Georges Post Road, Suite 108, Edison, NJ 08837.


This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.



                                                                AMOUNT OF                 PERCENTAGE
 NAME AND ADDRESS OF BENEFICIAL OWNER                         OF OWNERSHIP(1)             OFCLASS(2)
                                                                                          20,838,355
---------------------------------------                      ----------------           -------------
Mark L. Kay                                                    1,270,665   (3)               6.09%

Mark Corrao                                                    1,308,207                     6.27%
Robert Denn                                                    3,273,742                    15.69%

Ramarao Pemmaraju                                              3,264,465                    15.64%
George Waller                                                  1,125,208   (4)               5.39%

All directors and executive officers as a group (5 persons)   10,242,287   (5)              49.07%

Thomas Yon                                                     1,469,418                     7.04%
NetLabs.com, Inc.                                              3,670,000   (6),(7)          17.58%

     (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.

     (2) Based on 17,828,855 shares of outstanding capital stock plus vested options and potential convertible shares for a total of 20,871,188 shares.

     (3) Includes 140,000 shares of common stock available upon the conversion of certain convertible loans and 372,333 shares of common stock underlying options.

     (4) Shares are listed in the name of Katherine LaRosa who is a family member of George Waller. Includes 140,000 shares of common stock available upon the conversion of certain convertible loans.

     (5)  372,333 shares of common stock underlying options.

     (6)  Robert Denn and Ramarao Pemmaraju control NetLabs.com, Inc.

     (7)  Includes 2,530,000 shares of common stock underlying options.

                           DESCRIPTION OF SECURITIES

General

          The Company is authorized to issue 100,000,000 shares of common stock, par value of $.0001 per share and 10,000,000 of preferred stock, par value $0.10 per share. As of February 11, 2005, there were 17,828,855 shares of common stock issued and outstanding. There are no issued and outstanding shares of our preferred stock.

Common Stock

     The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock issuable upon exercise of warrants, options or conversion of notes that are being registered in this Prospectus will, when the warrants or notes are properly exercised, be fully paid and non-assessable.

Preferred Stock

     We have authorized 10,000,000 shares of preferred stock. We have not issued any preferred stock. The preferred stock, if and when issued, will have the rights and preferences determined by our Board of Directors.

Liquidation Rights.

     Upon our liquidation or dissolution, each outstanding common share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.


Dividend Rights.


     We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the New Jersey Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.


Voting Rights.


     Holders of our common shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Amendment of our Bylaws


     Our bylaws may be adopted, amended or repealed by the affirmative vote of a majority of our outstanding shares. Subject to applicable law, our bylaws also may be adopted, amended or repealed by our board of directors.

Other Rights


     Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us.

Options

     In September 2004 the shareholders of the Company approved the 2004 Stock Option Plan (the "Plan") as proposed by the Board of Directors. The purpose of the Plan is to encourage and enable employees, directors and other persons upon whose judgment, initiative and efforts the Company largely depends upon, to acquire a proprietary interest in the Company. Under the Plan, the board of directors, or a stock option committee appointed by the board of directors, may grant stock purchase options ("Options") relating to a maximum of 5,000,000 shares of Common Stock as amended in September 2004 from 1,000,000 (subject to adjustment due to certain recapitalizations, reorganizations or other corporate events). Our Board of Directors or the Company's stock option committee shall have discretion to determine which of this amount may be granted as incentive stock options ("ISO's"), stock appreciation rights ("SAR's"), and non-statutory options. If any Option expires, terminates or is cancelled without having been exercised the shares subject to the option will again be available for issuance under the Plan.

          As of February 11, 2005, there were options to purchase 9,355,000 shares of common stock of which 4,259,444 have vested. The options (vested or not vested) are all exercisable at prices per share between $0.36-$1.00 as noted with each options agreement. Of the total amount of options outstanding, 7,600,000 were to Netlabs.com, Inc. in connection with the acquisition of Netlabs assets. The balance of 1,755,000 have been issued to individuals as part of a long-term incentive plan. These calculations are based on our accounting method of pro-rating options.


     We have issued options to purchase 7,600,000 shares of our common stock to NetLabs.com, Inc. at a price of $0.36 as consideration for our purchase from NetLabs of certain assets, including the rights to develop and exploit commercially our principal products. Neither the options nor the common stock to be issued pursuant to the options are included in this Prospectus. The vesting schedule of these options is set forth below:

------------------------- --------------------------- ----------------------- -------------------- -----------------

Number of Options         Original Issue Date         Vesting Date            Expiration Date      Exercise Price
------------------------- --------------------------- ----------------------- -------------------- -----------------
2,530,000                 As of September 11, 2003    September 11, 2004      August 31, 2013      $0.36
------------------------- --------------------------- ----------------------- -------------------- -----------------
2,530,000                 As of September 11, 2003    September 11, 2005      August 31, 2013      $0.36
------------------------- --------------------------- ----------------------- -------------------- -----------------
2,540,000                 As of September 11, 2003    September 11, 2006      August 31, 2013      $0.36
------------------------- --------------------------- ----------------------- -------------------- -----------------


Convertible Securities

     We have issued certain notes in the principal amount of $197,500, the principal and interest of which are convertible into shares of common stock of the Company, as set forth below. The price at which such notes may be converted is $1.00 per share. In addition, the holders of the notes have been granted rights to purchase additional common stock of the Company in an amount not exceeding ten (10) percent of the principal amount of the notes within 10 years of the date of the note at a price of $1.00 per share. Neither the notes nor the common stock that may be issued under the terms of the notes are included in this Prospectus.

                               -----------------------------------------------------------------------
                                   Loan           Loan               Interest         Due
   Loan Provider                   Date           Amount             Rate             Date
-------------------------- -------------------- --------------- ----------------- --------------------
    Brenner, Michael               11/12/03       $50,000.00         Prime + 2%       6/30/05
-------------------------- -------------------- --------------- ----------------- --------------------
    Brenner, Michael               01/05/04        $7,500.00         Prime + 4%       6/30/05
-------------------------- -------------------- --------------- ----------------- --------------------
    Kay, Mark                      02/04/04       $60,000.00         6.375% (1)       9/30/05


                                       26

-------------------------- -------------------- --------------- ----------------- --------------------
    Kay, Mark                      06/10/04       $50,000.00         6.375% (1)      12/31/05
-------------------------- -------------------- --------------- ----------------- --------------------
    Kay, Mark                      09/07/04       $30,000.00         6.375% (1)      12/31/05
-------------------------- -------------------- --------------- ----------------- --------------------


     (1) Mark Kay's variable interest rate is currently 6.375%. The rate is equal to his private account monthly lending rate.

     We have issued secured convertible debentures to Cornell Capital Partners, LP in the aggregate amount of $1,000,000. The notes have a term of three years and bear interest at the rate of 8 percent per year. The principal and accrued interest on the notes are convertible into common stock of the company at a) 120 percent of the price at which the stock is first listed for quotation on the Over-the-Counter Bulletin Board or b) 80 percent of the volume weighted average price during the five days preceding the conversion. The features of the convertible debentures are discussed more fully on Page 19.




                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     Statements included in this Management's Discussion and Analysis of Financial Condition and Results of Operations, and in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in oral statements made with the approval of an authorized executive officer which are not historical or current facts are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date, made and represent only the best present assessment of our management. The following important factors, among others, in some cases have affected and in the future could affect the Company's actual results and could cause the Company's actual financial performance to differ materially from that expressed in any forward-looking statement: (i) the extremely  competitive  conditions  that  currently  exist  in  the  market  for companies similar to the Company and (ii) lack or resources to maintain the Company's good standing status and requisite filings with the Securities and Exchange Commission, (iii) possible need for additional financing; (iv) competition; (v) dependence on management; and (vi) risks related to proprietary rights. The foregoing list should not be construed as exhaustive and the Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. The following discussion should be read in conjunction with our financial statements and their explanatory notes included as part of this prospectus.

     This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

General

     We are a software development and services company that offers a suite of integrated computer network security solutions using proprietary technology. We were organized in August 2001 under New Jersey law as Strike Force Technical Services, Inc. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services. In December 2002 and formally memorialized by the agreement in September 2003, we completed the acquisition of certain assets of another New Jersey corporation, NetLabs.com. We subsequently changed our name to StrikeForce Technologies, Inc., under which we had conducted our business since

August 2001. The assets that we acquired from NetLabs included the intellectual property rights to their principal products and certain officers of NetLabs joined StrikeForce as officers and directors of the Company. Our strategy is to develop and exploit our suite of network security products for customers in the corporate, financial, government and e-commerce sectors. We have no subsidiaries and conduct our operations from our office in Edison, New Jersey.

     We have incurred substantial operating losses since commencing operations. We believe that our products provide a cost-effective and technologically competitive solution to problems of network security and identity theft. There can be no assurance, however, that our products will gain acceptance in the commercial marketplace or that one of our competitors will not introduce a technically superior solution. The products that we offer to customers are discussed in more detail below.

Fiscal Year Ended December 31, 2003 Compared to Fiscal Year Ended December 31, 2002

     For the year ended December 31, 2003, our revenue decreased by $22,724 to $262,547 from $285,271 for the year ended December 31, 2002. The decrease is primarily due to a modest decline of $79,357 in our sales of computer equipment (principally iris recognition devices manufactured by Panasonic and LG
Electronics) as we refocused our direction to becoming a developer of authentication security solutions. Commission income for the period increased by $56,633 as a result of residual commissions received from prior contracts sold when acting as an agent in the resale of telecommunications equipment and services.

     The General and Administrative Operating Expenses for the period ended December 31, 2003 increased by $615,004, to $906,462 from $291,458 for the period ending December 31, 2002. These increases are largely attributable to our acquisition of the intellectual property of NetLabs.com, Inc., research and development, our increased payroll expenses due to upsizing, our increased marketing expenses in order to facilitate growth and our efforts to develop commercial markets for our products during the second half of 2003.

    The net loss for the year ended December 31, 2003 was $800,717, or a loss of $0.07 per common share, compared to net loss of $147,322, or a loss of $2.44 per common share, for the year ended December 31, 2002. The primary reasons for the increase in the loss was the additional personnel and marketing costs associated with our efforts to introduce our network security products to the market.

     The number of common shares outstanding increased from 1,000,000 shares at year-end 2002 to 13,684,253 at year-end 2003. During that period our shareholders' deficit increased from $209,491 to $586,804. Our total current assets were $17,896 for the year ended December 31, 2003, compared to total current assets of $37,417 for the year ended December 31, 2002. We had $4,285 of cash at year-end 2003, compared to $0 cash at year-end 2002. We financed our operations during 2003 through unsecured loans, principally from related parties, and private sales of our common stock.

Results for Nine Months Ended September 30, 2004

     For the nine months ended September 30, 2004, our revenues were $55,621, with gross profit of $47,801. Our total expenses for the first three quarters of 2004 were $2,236,857. We incurred net losses during this period of $2,223,330.

     Our principal expenses during the first nine months of 2004 were payroll expenses and professional. Our professional expenses included legal, accounting, public relations and lobbying consultants. Although information is not available for the comparable nine-month period during 2003, the company estimates that its expenses during 2004 are approximately two times greater than during 2003. The increased level of expenses being incurred by the company arises out of its efforts to commercially exploit its suite of network security products. These expenses were additional payroll, marketing and consulting expenses. Some of the specifics include additional sales support, contracting a new public relations firm and contracting a lobbyist group in Washington, D.C. to concentrate on the government sector.

Liquidity and Capital Resources

     Our total current assets at September 30, 2004 were $94,231, including $71,689 in cash. We had negative shareholder equity in the amount $1,032,078. We have historically incurred losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of private sales of our common stock. During 2004, we issued 1,187,081 shares in connection with a private placement of our common stock from which we received proceeds of $854,695.

     We have not paid dividends on our common stock, and intend to reinvest our earnings to support our working capital and expansion requirements. We intend to continue to utilize our earnings in the development and expansion of the business and do not expect to pay cash dividends in the foreseeable future. It is the belief of management that as we move toward an active trading status the ability to raise capital by stock issuance to affect our business plan is enhanced.

     We do not expect to sell any manufacturing facilities or significant equipment over the next twelve months except within the demands of potential acquisitions that we may pursue or part of our distribution or reseller business.

     We have historically incurred losses and expect to continue to incur losses in the foreseeable future. Our operations presently require funding of approximately $220,000 per month. We project to be profitable between the end of year 2005 and mid-2006. Our current forecast and pipeline substantiate our becoming profitable by the end of 4th quarter 2005 based on some key potential clients in the financial industry in the United States and in Asia. There can be assurance, however, that the sales anticipated will materialize or that we will achieve profitability as forecast. On December 20, 2004, we entered into a financing transaction with Cornell Capital Partners, LP ("Cornell") whereby we agreed to issue to Cornell $1,000,000 aggregate value of 8% convertible secured notes.

          At the time that we entered into the agreement to issue $1,000,000 aggregate value of convertible notes to Cornell, we also entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell in the amount of $10,000,000. Effective February 10, 2005, we agreed with Cornell to terminate the SEDA.

          It is unlikely that we will be able to generate sufficient funds internally to sustain our operations over the next 12 months. We will seek to raise additional funds to continue our operation. It is management's plan to seek additional funding through the sale of common stock and the issuance of notes and debentures, including notes and debentures convertible into common stock. If we issue additional shares of common stock, the value of shares of existing stockholders is likely to be diluted.

          On December 20, 2004, we entered into a Securities Purchase Agreement whereby we agreed to issue $1,000,000 in convertible debentures to Cornell. In accordance with our agreement with Cornell, we issued a $500,000 debenture on December 20, 2004 and received the net proceeds of the debenture on December 22, 2004. We issued a second debenture on and received $500,000 on January 25, 2005. The debentures bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the holder's option, at the lower of: (i) 120 percent of the market price of our stock at such time as it is quoted on the Over-the-Counter Bulletin Board or (ii) eighty percent (80%) of the lowest volume weighted average price of the common stock for the five (5) trading days immediately preceding the conversion date. The issuance of the convertible debenture has resulted in the creation of a liability. However, we believe, although we cannot provide guarantees, that Cornell will convert the convertible debenture into shares of our common stock thereby not impacting our cash position. In the event that Cornell does not convert the debenture to shares, then we will be required to repay the principal and interest on the debenture, which will have a negative impact on our liquidity.

     Our future revenues and profits, if any, will primarily depend upon our ability to secure sales of our suite of network security products. We do not at present generate significant revenue from the sales of our products. Although management believes that the Company's products provide a competitive solution for customers seeking a high level of network security, we cannot forecast with any reasonable certainty whether our products will gain acceptance in the marketplace and if so by when. In addition, we are a reseller and potential distributor for various security and telecommunications related products, for which we anticipate minimal revenues over the next twelve (12) months.

Use of Estimates

     Management's Discussion and Analysis of Financial Condition and Results of Operations are based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. When preparing our financial statements, we make estimates and judgments that affect the reported amounts on our balance sheets and income statements, and our related disclosure about contingent assets and liabilities. We continually evaluate our estimates, including those related to revenue, allowance for doubtful accounts, reserves for income taxes, and litigation. We base our estimates on historical experience and on various other assumptions, which we believe to be reasonable in order to form the basis for making judgments about the carrying values of assets and liabilities that are not readily ascertained from other sources. Actual results may deviate from these estimates if alternative assumptions or condition are used.


Our Products


     We are actively marketing a suite of proprietary products that provide a method to completely separate a user's name and password over different communications channels, making the possibility of password interception and hacking extremely remote. This separation of the user's credentials is known as "Out-of-Band" authentication, i.e., verification of the user's identity through communication with an independent server. Most computer network security uses a single band of communication in which the user and authentication date are identified in the same communication channel. We acquired these assets from NetLabs.com, Inc., which includes the research and development necessary to introduce these products to the marketplace. Our "Out-of-Band" authentication solution is part of our suite of security products (ProtectID(TM), VerifyID(TM), GuardedID(TM), TrustedID(TM) and ResetID(TM)), which provide a high level of security for computer networks used in eCommerce, corporate, financial services and government. Management believes that the demand for network security products is likely to increase in the immediate future as a result of greater emphasis on the security of computer networks and the global growth incidence of identity theft.

     o ProtectID(TM) is an authentication platform that uses our "Out-of-Band" procedures to authenticate computer network users by a variety of methods including traditional passwords combined with a telephone or multiple computer secure sessions, biometric identification or encrypted devices such as tokens or smartcards. The authentication procedure separates authentication information, or utilizes a device across a second network, such as usernames and passwords or biometric information, which are then provided to the network's host server on separate channels.

     o VerifyID(TM) is a software application that verifies the identity of an end user or applicant by asking a series of questions based on publicly available information, e.g., prior addresses or motor vehicles that are unlikely to be known by anyone other than the "true" user.

     o TrustedID(TM) is a software application intended to provide greater security by validating the authenticity of any computer trying to login to an enterprise network or web service using a unique device "ID" that is machine specific. TrustedID(TM) also protects networks from the results of malware/spyware and further secures, by personal firewall, end user data being secretly transmitted to spyware servers.

     o GuardedID(TM) creates a 128 bit encrypted separate pathway for information delivery from a keyboard to a targeted application at a local computer, preventing the use of spyware/malware being used to collect user information.

     o ResetID(TM) provides user authenticated "Out-of-Band" technology to reset user credentials. ResetID(TM) provides a secure means of resetting a user's passwords into Active Directory and LDAP databases.

     A number of the above products include software and hardware solutions that we contractually license from other vendors. In addition, StrikeForce secondarily functions as a distributor and reseller of related technology software and hardware products. These products include Panasonic's Iris Cameras, as well as additional authentication and telecommunication software and hardware devices.


Factors that are considered important to our success include the following:

o The Size and Growth of the Network Security Market: The United States software market for solutions to thwart identity theft is estimated by the United States Federal Trade Commission to reach $10 billion by 2006. In 2002, the FTC reported losses of $48 billion by 9.9 million victims of identity theft. We believe that our products have the ability to prevent identity theft.

o The Effectiveness of Our Products: Our products have been designed to provide the highest available level of security for computer networks. In particular, we believe that our "Out-of-Band" authentication process is an innovative solution that will prevent unauthorized access to computer networks. We also believe that our other products will substantially reduce or eliminate unauthorized access to the computer networks of our customers and will provide effective security solutions to drastically reduce the incidence of identity fraud for our customers. We have not, however, implemented our products on a large scale and there can be no assurance that they will function in all aspects as intended. Likewise, a high level of innovation characterizes the software industry and there can there be no assurance that our competitors will not develop and introduce a superior product. The effective functioning of our products once deployed is an important factor in our future success.

o Ability to Integrate our Software with Customer Environments: There are numerous operating systems that are used by computer networks. The ability of a software solution to integrate with multiple operating systems is likely to be a significant factor in customer acceptance of particular solutions. StrikeForce's ProtectID(TM) operates on an independent platform and is able to integrate with multiple operating systems and user interfaces. ProtectID(TM) has been designed to use multiple authentication devices on the market (including, but not limited to, biometrics, smart cards and telephones). Our ability to integrate our products with multiple existing and future technologies is likely to be a key factor in the acceptance of our product.

o Relative Cost: We have attempted to design our products to provide a cost-effective solution for commercial and governmental customers. Our ability to offer our product at a competitive price and to add to existing installations is likely to be a key factor in the acceptance of our product.

     We have four patent applications pending governing the technology used in our ProtectID(TM) product. These include a patent pending for the ProtectID(TM) "Out-of-Band" security product (for Computer Network Applications) and one application for the ProtectID(TM) Methods and Apparatus for authenticating a user via an "Out-of-Band" Authentication Platform.

     We intend to market our products to financial service firms, e-commerce companies, government customers and small to medium-sized businesses with virtual private networks, as well as technology service companies that service all the above markets. We intend to seek such sales through our own direct efforts and through distributors and resellers. We are also seeking to license our technology as original equipment with computer hardware manufacturers. We are engaged in pilot projects with various resellers and direct customers, as well as have reached reseller agreements with strategic vendors.


Business Model

     We operate primarily as a software development company, providing security software products and services, to be sold to enterprises and Internet consumer businesses, both directly and through sales channels comprised of resellers, distributors and OEM relationships. We are also a reseller of biometric security products for both Panasonic and LG Electronics, as well as other security and telecommunications related devices. Initially, SFT is focusing on direct sales of its suite of security products and is also seeking to develop "channel" relationships for future sales. We anticipate our "channel" relationships to provide the majority of our revenues in approximately 18-24 months. These would include our attempts to establish Original Equipment Manufacturing ("OEM") relationships with other security technology and software providers that can integrate the enhanced security capabilities of ProtectID(TM) into their product lines. We are also seeking through an established relationship with Panasonic, Inc. to develop revenue as an application service provider partner. Our longer term strategy is to reduce our dependence upon direct sales efforts and to work primarily through established channel relationships and resellers. At the present time, we are focusing our direct sales efforts on financial services, government, small business networks and e-commerce customers.

     We presently have agreements with a few resellers. We also are in discussions with other larger companies to develop strategic partnerships that will help us introduce our product across locations and markets. We are developing a strategy to strengthen this area of our overall sales strategy.

     We intend to generate revenue through several pricing strategies. These include transaction fees based on volume of usage, monthly fees, set-up fees based on the number of users, and or other one-time fees. We are developing pricing strategies that are intended to make our product competitive with other products on the market. We anticipate that a typical user will pay an initial set-up fee, periodic fees or usage-based fees for continuing use of the product. If we are successful in having our products incorporated in the products of other companies, we intend to collect a per-unit royalty fee. We also provide our clients a choice of operating our software license internally or through our hosting service with Panasonic.

Competition

     The software development and services market is characterized by innovation and competition. There are several well-established companies within this market that offer network security systems. These include both established companies like RSA, Secure Computing, Authentify, Swivel and ValidSoft and newer companies with emerging technologies. SFT believes that its patents-pending "Out-of-Band" identity authentication system, generally known as ProtectID(TM), is an innovative, secure, adaptable, competitively priced, integrated network authentication system. The main features of ProtectID(TM) include: an open architecture "Out of Band" platform for user authentication; operating system independence; biometric layering; mobile authentication; secure website logon; VPN access; domain authentication and multi-level authentication.

     Unlike other techniques for increased network security, ProtectID(TM) does not rely on a specific authentication device (e.g., tokens, smart cards, digital certificates or biometrics, such as a retinal or fingerprint scan). Rather ProtectID(TM) has been developed as an "open platform" that incorporates other authentication devices. For example, once a user has been identified to a computer network, a system deploying the ProtectID(TM) authentication system, our product, permits the "Out-of-Band" authentication of that user by a telephone, SSL client software or biometric device such as a fingerprint scan using a second server, before that user is permitted to access the network. By using "Out-of-Band" authentication methods, management believes that ProtectID(TM) provides a competitive solution for customers with security requirements greater than typical name and password schemes, virtual private networks and computer systems with multiple users at remote locations. We also believe that the other products (VerifyID(TM), TrustedID(TM), GuardedID(TM) and ResetID(TM)) offer competitive solutions for network security and e-commerce applications that should provide greater levels of security.

     Although the Company believes that its suite of products offer competitive solutions, there is no assurance that any of these products will gain acceptance in the marketplace. Our competitors include established software and hardware companies are likely to be better financed and to have established sales channels, as well as startup companies. Due to the high level of innovation in the software development industry, it is also possible that a competitor will introduce a product that provides a higher level of security that the ProtectID(TM) products or which can be offered at prices that are more advantageous to the customer.

Business Strategy

     We intend to incur significant additional costs before the Company becomes profitable. We anticipate that most of the costs that we incur will be related to salaries, wages and sales commissions. We have 14 employees, of which four are involved in sales. We anticipate that we will increase our sales force between two to four full-time employees during the next 12-18 months. At the present time, our overhead is approximately $220,000 a month, and we expect that our overhead will increase to $300,000 per month in approximately 12-18 months. We anticipate that the area in which we will experience the greatest increase in expenses is in payroll expenses for our sales, marketing and technology organizations.

     Our strategy over the next 12 months is to have our sales force focus on direct sales to network customers in the near term, focusing on industries that management believes provides the greatest potential for near-term sales. These include financial services, government and e-commerce businesses. We are also seeking a strategic program to establish successful resellers of our product. It is the intention of the Company to ultimately utilize resellers to generate the bulk of its sales. There can be no assurance, however, that we will succeed in implementing our sales strategy. Although management believes that there is a strong market for its products, we have not generated substantial revenue from the sale of our principal products and there is no assurance that the market will be sufficient to permit the Company to achieve profitability.

     We also plan to pursue strategic partnerships with larger companies. On August 1, 2003 we executed such a strategic partnership agreement with Panasonic that provides a hosted service for StrikeForce's ProtectID(TM) product. This permits our clients to implement our solution without having to leverage or develop their own infrastructure.

Software Development Costs

     SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product's remaining estimated economic life. To date, all costs have been accounted for as research and development costs and no software development cost has been capitalized.


     Management will evaluate the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing of and maintaining the software. These costs also include the costs of performing maintenance and customer support required by the Company.

                        RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the FASB revised Statement of Financial Accounting Standards No. 123 Accounting for Stock-Based Compensation. This statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and the related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. For public entities that are not small business issuers, the implementation of this Statement is required as of the beginning of the first interim or annual reporting period after June 15, 2005. For public entities that are small business issuers, like us, the implementation of this Statement, is required as of the beginning of the first interim or annual reporting period after December 15, 2005. Management is required to implement it's Statements beginning in the fiscal year January 1, 2006 and they are currently evaluating the impact of implementation of this Statement on the Company.



                            DESCRIPTION OF PROPERTY

     We operate from leased offices located at 1090 King Georges Post Road, Edison, New Jersey 08837. The Company does not hold any material investments in other real or personal property other than office equipment. We anticipate these facilities will be adequate for the immediate future but that if the company is successful in introducing its products, it will need to seek larger office quarters.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     o    Any of our  directors or  officers,  except for Mark Kay, as described below;
     o    Any person proposed as a nominee for election as a director;
     o Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     o    Any of our promoters;
     o Any relative or spouse of any of the foregoing persons who has the same house address as such person.


     Mark Kay, our Chief Executive Officer, loaned us an aggregate of $440,000 during 2003 and 2004, memorialized in the form of convertible loans. These convertible loans mature as follows: December 31, 2004, for $300,000, September 30, 2005, for $60,000, and December 31, 2005, for $80,000, have a variable interest rate currently payable at 6.375% and can be converted into common shares before maturity at $1.00 per share. Mr. Kay has converted $300,000 of the principal into common stock at $0.72 per share (per Board resolution)in December 2004, leaving a balance of $140,000. In addition, as an option attached to the convertible loans, Mr. Kay may purchase up to 39,000 common shares at a price of $1.00 per share.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


Lack of Market for Our Common Stock


     There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.



Holders of Our Common Stock


     As of the date of this prospectus, we had 139 shareholders of record.


Rule 144 Shares


     As of the date of this Prospectus, a total of 17,828,855 shares of our common stock are outstanding. Substantially all of these shares are proposed for registration In addition, approximately 1,700,000 shares of common stock not covered by this registration are eligible for resale under Rule 144 of the Securities Act.

Dividend Policy

     We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion and development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

Options and Warrants

     Securities Authorized for Issuance Under Equity Compensation Plans


     The board of directors has from time to time authorized the issuance of options to employees as compensation for services performed or as incentive for future performance of employee duties. Such issuances were issued without a formal compensation plan having been adopted. On September 4, 2004, the board adopted a formal long-term incentive compensation plan. The following table shows information with respect to each equity compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

Equity Compensation Plan Information

------------------------------------ ------------------------ ----------------------- ---------------------------
Plan category                                 Number of            Weighted average      Number of securities
                                             securities           exercise price of      remaining available
                                          to be issued upon          outstanding        for future issuance under
                                             exercise of                options,        equity compensation plans
                                             outstanding             warrants and       (excluding securities)
                                               options,                  rights           reflected in column (a)
                                         warrants and rights

------------------------------------ ------------------------ ----------------------- ---------------------------
                                                 (a)                     (b)                       (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved
by security holders                            1,902,500                $1.00                   3,097,500
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not
approved by security holders
                                                 -0-                     -0-                      -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          1,902,500                $1.00                   3,097,500
------------------------------------ ------------------------ ----------------------- ---------------------------


     In connection with the purchase of certain assets of NetLabs.com, Inc., we issued to NetLabs options to purchase 7,600,000 shares of our common stock at a price of $0.36. The options expire in 2013.

     In connection with the issuance of certain promissory convertible notes, we have granted to the holder the right to convert the principal and accrued interest into common stock at a price of $1.00 per share and for a period of ten years to purchase common stock in an amount up to 10 percent of the principal amount of the note at a price of $1.00 per share. There are presently notes outstanding in an amount of $197,500. In addition, after conversion by other holders of other notes to common stock, we are obligated to issue approximately 100,000 shares of common stock to former note holders.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows the compensation awarded to, paid to, or earned by, our Chief Executive Officer and our four other most highly compensated executive officers whose total compensation during the last fiscal year exceeded $100,000.

                                Annual Compensation                Long Term Compensation
                           --------------------------------   ----------------------------------------------------------------------
                                                                   Awards                          Payouts
                                                              ----------------------------------------------------------------------
                                                                                               Securities
                                                                                 Restricted    Underlying
Name     and     Principal                                     Other  Annual      Stock         Options/       LTIP      AllOther
Position                    Year        Salary       Bonus     Compensation      Award(s)      SARs (#)       Payouts   Compensation
------------------------- ---------- ----------- ----------- ---------------- -------------- -------------- ----------- ------------
Mark L. Kay                 2004      $111,000       --                --             --         --             --         --
Chief Executive Officer     2003       $75,000       --                --             --      1,000,000         --         --
                            2002            --       --                --             --                        --         --


Robert Denn                 2004      $111,000       --                --             --         --             --         --
Chairman  of the  Board of  2003       $78,000       --                --             --         --             --         --
Directors, President


                            2002            --       --                --             --         --             --         --

Ramarao   Pemmaraju  Chief  2004      $111,000       --                --             --         --             --         --
Technical Officer           2003       $78,000       --                --             --         --             --         --

                            2002            --       --                --             --         --             --         --


George Waller               2004      $111,000       --                --             --         --             --         --
Executive  Vice  President  2003       $78,000       --                --             --         --             --         --
of Marketing                2002            --       --                --             --         --             --         --



Mark Corrao                 2004      $111,000       --                --             --         --             --         --

Chief Financial Officer
                            2003       $78,000       --                --             --         --             --         --
                            2002            --       --                --             --         --             --         --




--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Name                        Number  of Securities    Percent of total         Exercise or base price  Expiration Date
                            Underlying Options       options granted to           ($/Sh)
                            granted                  executives in fiscal
                                                     years 2003-2004
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
Mark L. Kay                 1,000,000                100                      $1.00(1)                 May 20, 2013
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------

(1) Vests in equal thirds on June 1, 2004, June 1, 2005 and June 1, 2006. Aggregated Option Exercises and Fiscal Year-End Option Value Table


     There were no options or warrants exercised by any of the Named Executive Officers during the most recently completed fiscal year.

     We do not have any Long-Term Incentive Plans.

Compensation of Directors

     There are no standard arrangements pursuant to which the Company's directors are compensated for their services as directors. No additional amounts are payable to the Company's directors for committee participation or special assignments. We currently do not have any committees.

     There are no other arrangements pursuant to which any director was compensated during the Company's last completed fiscal year for any service provided as director.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

     We have entered into an employment agreement with Mark Kay which provides for his employment as our Chief Executive Officer at a base compensation of $75,000 per year, subject to reviews and increases (including an increase to $150,000 upon achieving $2,000,000 in equity funding). The term of Mr. Kay's employment agreement is from May 20, 2003 through June 1, 2006. The agreement also granted Mr. Kay options for the purchase of 1,000,000 shares of our common stock at an exercise price of $1.00 per share, vesting 33.3% each on June 1, 2004, June 1, 2005 and June 1, 2006. If the agreement is terminated as a result of Mr. Kay's death or disability, any unvested options granted under the agreement will immediately become fully vested. If Mr. Kay terminates his employment for good reason or we terminate it without cause, Mr. Kay will be entitled to receive severance benefits. This agreement was amended as of April 16, 2004. The amendment authorizes an increase in Mr. Kay's compensation to $111,000 per year as of April 16, 2004. The agreement was further amended November 27, 2004 by authorizing the replacement of the clause regarding the salary increase to $150,000 upon achieving $2,000,000 in equity funding to "there will be no raises permitted until the Company is public".

 CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING & FINANCIAL MATTERS

     On May 18, 2004, we notified Dischino & Associates, P.C. that they would no longer be engaged as our auditors and appointed Massella & Associates CPA, PLLC, a local New York firm, which specializes in S.E.C. accounting and auditing services, to be our new auditors. Our Board of Directors on September 3, 2004, approved SFT's change of auditors. Dischino & Associates, P.C. report on the financial statements of the Company for the 2002 year contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. Dischino & Associates, P. C. report on the Company's financial statements was qualified. There were no disagreements between StrikeForce Technologies, Inc. and Dischino & Associates, P.C. on any matters of accounting principles or practices, financial disclosure, auditing scope or procedure, which, if not resolved to the satisfaction of Dischino & Associates, P.C., would have caused Dischino & Associates, P.C., to make a reference to the subject matter thereof in connection with our audit.

     From the date of dismissal of Dischino & Associates, P.C. till the date of engagement of Massella & Associates CPA, PLLC, we had no disagreements.

     During the 2003 audit conducted by Massella & Associates, CPA, PLLC certain adjustments to the prior year's financial statements audited by Dischino & Associates, P.C., were proposed by Massella & Associates. These proposed adjustments were discussed with management and the prior accounting firm and were accepted by the Company and Dischino & Associates, and are noted in the 2003 financial statements beginning at F-1 (page 49).

     Since the engagement of Massella & Associates, CPA, PLLC there have been no disagreements.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14A: 3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.


     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

     No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.


     Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the applicable statute and for the indemnification of the officers and directors of the Company to the fullest extent permitted by law.


     We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Where You Can Find More Information

     You may read and copy any report, proxy statement or other information we file with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.


     We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This Prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to our common stock, or us you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.


Transfer Agent

     The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust Co., Inc. Its telephone number is (212) 509-4000.


                                 LEGAL MATTERS


     Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, New York, NY 10018, has passed upon the validity of the shares of common stock offered in this prospectus for us.


                                    EXPERTS

     The annual financial statements included in this prospectus included elsewhere in the registration statement have been audited by Massella & Assoc., CPA, PLLC, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                         STRIKEFORCE TECHNOLOGIES, INC.

                           FINANCIAL STATEMENT INDEX



                                TABLE OF CONTENTS


FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                                                                 Page Number
                                                                                                 -----------
Report of Independent Registered Public Accounting Firm                                              F-2

Financial Statements:

Balance sheet at September 30, 2004                                                                  F-3

Statement of operations for the nine months ended September 30, 2004                                 F-4

Statement of stockholders' deficiency for the nine months ended
   September 30, 2004                                                                                F-5

Statement of cash flows for the nine months ended September 30, 2004                                 F-6

Notes to financial statements                                                                     F-7 - F-22


FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002



Report of Independent Registered Public Accounting Firm                                              F-23

Financial Statements:

Balance sheet at December 31, 2003 and 2002                                                          F-24

Statement of operations for the years ended December 31, 2003 and 2002                               F-25

Statement of stockholders' deficiency for the years ended
   December 31, 2003 and 2002                                                                        F-26

Statement of cash flows for the years ended December 31, 2003 and 2002                               F-27

Notes to financial statements                                                                     F-28 - F-47

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





     To the Stockholders of:
     StrikeForce Technologies, Inc.
     Edison, New Jersey



     We have reviewed the balance sheet as of StrikeForce Technologies, Inc. (the "Company") as of September 30, 2004, and the statements of operations, stockholders' deficiency, and cash flows for the nine months then ended. These interim financial statements are the responsibility of the Company's management.

     We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consist principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has experienced recurring losses and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




      /s/MASSELLA & ASSOCIATES, CPA, PLLC
      -----------------------------------
      MASSELLA & ASSOCIATES, CPA, PLLC
      Syosset, New York
      January 6, 2005

                         STRIKEFORCE TECHNOLOGIES, INC.
                                 BALANCE SHEET
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                  (unaudited)




                                       ASSETS


Current Assets:
  Cash and cash equivalents                                                              $             71,689
  Accounts and contracts receivable, net of allowance for doubtful accounts of
  $60,000                                                                                              17,080
  Prepaid expenses and other current assets                                                             5,462
                                                                                         ---------------------
Total current assets                                                                                   94,231

Property and equipment, net                                                                            29,010
Intangible assets, net                                                                                  9,163
Security deposit                                                                                        4,370
                                                                                         ---------------------
Total Assets                                                                             $            136,774
                                                                                         =====================

                     LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
  Convertible notes payable - related parties                                            $            505,000
  Notes payable - related parties                                                                     141,080
  Current portion of capital leases payable                                                            22,545
  Note payable                                                                                          4,000
  Accounts payable                                                                                    258,711
  Accrued expenses                                                                                    162,759
  Due to related party                                                                                 18,000
                                                                                         ---------------------
Total current liabilities                                                                           1,112,095

Long-term portion of capital leases payable                                                            56,757
                                                                                         ---------------------
Total Liabilities                                                                                   1,168,852
                                                                                         ---------------------

Stockholders' Deficiency
  Common stock, par value $0.0001 - 100,000,000 shares
  authorized, 16,462,621 issued and outstanding                                                         1,646
  Additional paid-in capital                                                                        2,447,739
  Deferred financing costs                                                                             (4,259)
  Unearned services                                                                                  (243,166)
  Accumulated deficit                                                                              (3,234,038)
                                                                                         ---------------------
Total Stockholders' Deficiency                                                                     (1,032,078)
                                                                                         ---------------------
Total Liabilities and Stockholders' Deficiency                                           $            136,774
                                                                                         =====================

                       See notes to financial statements

                         STRIKEFORCE TECHNOLOGIES, INC.
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                  (unaudited)

Revenues:
  Net sales                                                                                     $             51,941
  Commissions                                                                                                  3,680
                                                                                                ---------------------
Total revenues                                                                                                55,621

Cost of sales                                                                                                  7,820
                                                                                                ---------------------

Gross profit                                                                                                  47,801
                                                                                                ---------------------

Operating expenses:
  Selling, general and administrative expenses                                                             2,104,110
  Research and development                                                                                   132,747
                                                                                                ---------------------
Total operating expenses                                                                                   2,236,857
                                                                                                ---------------------

Loss from operations before interest and financing expense                                                (2,189,056)

Interest and financing expense                                                                                34,274
                                                                                                ---------------------

Net loss                                                                                        $         (2,223,330)
                                                                                                =====================

Basic and diluted loss per common share                                                         $              (0.15)
                                                                                                =====================

Weighted average number of common shares outstanding                                                      14,890,134
                                                                                                =====================



                       See notes to financial statements

                         STRIKEFORCE TECHNOLOGIES, INC.
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                  (unaudited)

                                                                 Additional                                              Total
                                                Common Stock      Paid-in    Unearned     Deferred      Accumulated  Stockholders'
                                    Date      Shares     Amount   Capital    Services   Financing Costs   Deficit      Deficiency
                                   -------  ----------  --------  --------- ----------  --------------- ------------  -------------
Balance at December 31, 2003                13,684,253  $ 6,842    $425,699       $  -  $     (8,637)   $(1,010,708)  $  (586,804)

Warrants issued in connection
 with convertible notes             Jan-04           -        -         942          -          (942)             -             -

Sale of shares for cash             Feb-04      27,778       14      19,986          -             -              -        20,000

Warrants issued in connection
 with convertible notes             Feb-04           -        -         767          -          (767)             -             -

Issuance of shares for
 consulting services                Apr-04   1,150,000      575     827,425   (252,000)            -              -       576,000

Sale of shares for cash             May-04     531,447      266     382,374          -             -              -       382,640

Issuance of shares to
 advisory board                     May-04      25,000       12      17,988          -             -              -        18,000

Grant of stock options
for settlement                      May-04           -        -       7,160          -            -              -          7,160

Stock options granted for
 consulting services                May-04           -        -       7,160     (7,160)            -              -             -

Sale of shares for cash             Jun-04     334,941      167     240,990          -             -              -       241,157

Issuance of shares to
 advisory board                     Jun-04     100,000       50      71,950          -             -              -        72,000

Issuance of shares for
 consulting services                Jun-04      60,000       30      43,170    (36,000)            -              -         7,200

Sale of shares for cash             Jul-04      41,667       21      29,979          -             -              -        30,000

Issuance of shares for
 consulting services                Jul-04      13,889        7       9,993          -             -              -        10,000

Sale of shares for cash             Aug-04     225,155      113     161,999          -             -              -       162,112

Sale of shares for cash             Sep-04     268,491      134     193,182          -             -              -       193,316

Warrants issued in connection
 with convertible notes             Sep-04           -        -         390          -          (390)             -             -

Change in par value - $0.0005
 to $0.0001                         Sep-04           -   (6,585)      6,585          -             -              -             -

Amortization of deferred
 financing costs                    Sep-04           -        -           -          -         6,477              -         6,477

Expensing of consulting services    Sep-04           -        -           -     51,994             -              -        51,994

Net Loss                                             -        -           -          -             -     (2,223,330)   (2,223,330)
                                   -------  ----------  --------  --------- ----------  --------------- ------------  -------------

Balance at September 30, 2004               16,462,621   $1,646  $2,447,739  $(243,166)      $(4,259)   $(3,234,038)  $(1,032,078)
                                            ==========  ======== ========== =========== =============== ============  =============

                       See notes to financial statements

                         STRIKEFORCE TECHNOLOGIES, INC.
                            STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                  (unaudited)



Cash flows from operating activities:
  Net loss                                                                            $     (2,223,330)
Adjustments to reconcile net loss to net
cash provided by operating activities:
  Depreciation and amortization                                                                 14,532
  Financing costs paid through issuance of warrants                                              6,477
  Consulting expense paid through issuance of common stock and stock options                   683,200
  Settlement paid through issuance of stock options                                              7,160
  Amortization of unearned services                                                             51,994
Changes in assets and liabilities affecting operations:
  Accounts and contracts receivable, net                                                          (580)
  Prepaid expenses and other current assets                                                     (5,351)
  Accounts payable                                                                             111,742
  Accrued expenses                                                                              91,201
  Due to related party                                                                          18,000
  Due to factor                                                                                 (3,969)
  Due to employees                                                                              (4,167)
                                                                                      -----------------
Net cash used in operating activities                                                       (1,253,091)
                                                                                      -----------------

Cash flows from investing activities:
  Investments in website                                                                        (2,100)
  Purchases of property and equipment                                                           (3,957)
                                                                                      -----------------
Net cash used in investing activities                                                           (6,057)
                                                                                      -----------------

Cash flows from financing activities:
  Proceeds from sale of common stock                                                         1,029,225
  Proceeds from notes payable - related parties                                                129,380
  Payments on notes payable - related parties                                                   (9,000)
  Proceeds from convertible notes payable - related parties                                    215,000
  Payments on convertible notes payable - related parties                                      (20,000)
  Payments on note payable                                                                      (2,000)
  Principal payments for capital leases                                                        (16,053)
                                                                                      -----------------
Net cash provided by financing activities                                                    1,326,552
                                                                                      -----------------

Net increase in cash                                                                            67,404

Cash, beginning of year                                                                          4,285
                                                                                      -----------------

Cash, end of year                                                                     $         71,689
                                                                                      =================

Supplemental disclosure of cash flow information
Interest expense                                                                      $         23,708
                                                                                      =================
Income taxes                                                                          $              -
                                                                                      =================

Supplemental schedule of non-cash activities:
Warrants issued in connection with convertible notes payable financing                $          2,099
                                                                                      =================
Issuance of shares for consulting services                                            $        971,200
                                                                                      =================
Issuance of options for consulting services                                           $          7,160
                                                                                      =================


                       See notes to financial statements

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                  (unaudited)


NOTE 1  -      NATURE OF OPERATIONS

               StrikeForce Technical Services Corporation was incorporated in the state of New Jersey, in August 2001. On September 3, 2004, the shareholders approved an amendment to the Certificate of Incorporation to change the name from StrikeForce Technical Services Corporation to StrikeForce Technologies, Inc. (the "Company"). Prior to December 2002, the Company was a reseller of computer hardware and software products, and telecommunications equipment and services. In December 2002, the Company purchased intangible technology, as described in Note 5, which upon the consummation changed the direction of the Company's business. The Company is currently a privately held software development and services company that has developed a unique identity authentication solution available for on-line network computing. The Company's operations are based in Edison, NJ.

NOTE 2  -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a)   Cash and cash equivalents

               The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash and cash equivalents. The Company maintains balances in accounts, which at times, may exceed Federal Deposit Insurance Corporation insured limits. The Company believes that such risk is minimal based on the reputation of the financial institution.

          b)   Accounts and contracts receivable

               Accounts and contracts receivable are recorded at the outstanding amounts net of the allowance for doubtful accounts. The Company utilizes the allowance method for recognizing the collectibility of its accounts receivables. The allowance method recognizes bad debt expense based on review of the individual accounts outstanding based on the surrounding facts.

          c)   Property and equipment

               Property and equipment is recorded at cost. Depreciation and amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of furniture and fixtures is seven years, and office equipment and machinery and equipment are five years. Computer equipment and software is depreciated over three years.

          d)   Long-lived assets

               Reviews are regularly performed to determine whether facts and circumstances exist which indicate that the carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Company assesses the recoverability of its assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     e)   Income taxes

          The Company accounts for income taxes in accordance with the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal, state and local income tax reporting purposes.

     f)   Revenue recognition

          The  Company's  revenues  are  derived  principally  from the sale and
          installation   of  computer   hardware  and  software.   Revenues  are
          recognized upon delivery of the product to customers.

    g)   Software Development Costs

          SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product's remaining estimated economic life. To date, all costs have been accounted for as research and development costs and no software development cost has been capitalized.

          Management will evaluate the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing of and maintaining the software. These costs also include the costs of performing maintenance and customer support required by the Company.


     h)   Comprehensive income

          The Company adopted SFAS No. 130, "Accounting for Comprehensive Income." This statement establishes standards for reporting and disclosing of comprehensive income and its components (including revenues, expenses, gains and losses) in full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company had no items or other comprehensive income for the nine months ended September 30, 2004.

     i)   Stock-based compensation

          In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123." SFAS No. 148 amends Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transactions for an entity that chooses to change to the fair-value-based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that statement to require prominent disclosure about the effects that accounting for stock-based employee compensation using the fair-value-based method would have on reported net income and earnings per share and to require prominent disclosure about the entity's accounting policy decisions with respect to stock-based employee compensation. Certain provisions of the disclosure requirements are required for all companies, regardless of whether the fair value method or intrinsic value method is used to account for stock-based compensation arrangements. The amendments to SFAS No. 123 are effective for financial statements for fiscal years ended after December 15, 2002 and for interim periods beginning after December 15, 2002.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     i)   Stock-based compensation - (cont'd)

          The Company accounts for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123. The adoption of the disclosure requirements of SFAS No. 148 did not have a material effect on the Company's financial position or results of operations. In December 2003, SFAS No. 123 was revised as disclosed in Note 2m.

          Had the Company determined compensation expense based on the fair value at the grant dates for those awards consistent with the method of SFAS No. 123, the Company's net loss per share would have been increased to the following pro forma amounts:

          Net loss as reported                                               $ (2,223,330)

          Deduct total stock based employee compensation expense
          determined under fair value based methods
          for all awards                                                         (123,274)

                                                                             -------------
                   Pro forma net loss                                         $(2,346,604)

                                                                             =============
                   Basic and diluted net loss per share as reported           $     (0.15)
                                                                             =============

                   Pro forma basic and diluted net loss per share             $     (0.16)
                                                                             =============


          The above pro forma disclosure may not be representative of the effects on reported net operations for future years as options vest over three years and the Company may continue to grant options to employees.

          The fair market value of each option grant is estimated at the date of grant using the Black-Scholes Option Pricing Model with the following weighted-average assumptions:

                                      Dividend yield                  0.00 %
                                      Expected volatility               16 %
                                      Risk-free interest rate            4 %
                                      Expected life                 10 years

     j)   Loss per common share

          Loss per common share is computed pursuant to SFAS No. 128, "Earnings Per Share." Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. As of September 30, 2004, options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     k)   Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     l)   Fair value disclosure

          The carrying value for cash, receivables, accounts and notes payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company's long-term debt also approximate fair values based on current rates for similar debt.

     m)   New accounting pronouncements

          In December 2004, the Financial Accounting Standards Board issued Statement No. 123 (revised 2004) ("123R") Share Based Payment.
          Statement 123R supersedes APB Opinion No. 25, and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company will be considered a small business issuer for which the implementation of 123R is required as of the beginning of the first interim or annual reporting period after December 15, 2005. The Company is required to implement 123R beginning in the fiscal year beginning January 1, 2006. The effect of this pronouncement on the Company cannot be determined at this time.

          The Company does not believe that any other issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. At September 30, 2004, the Company's accumulated deficit was $3,234,038 and its working capital deficiency was $1,017,864. In addition, the Company has had net losses of $2,223,330 for the nine months ended September 30, 2004.

          The Company is aggressively attempting to increase revenues, improve profit margins and is presently implementing a new sales strategy that is redirecting its sales focus from direct sales to end user companies, to a focus on a distributor channel including resellers and original equipment manufacturer customers. The profit margin for this approach is more lucrative then selling direct due to the increase in sales volume. This new sales approach should increase the volume of its product line and exposure for sales in order to mitigate future losses. Management is seeking to raise funds through convertible debt instruments and the sale of equity (see note 16) in order to alleviate the working capital deficiency.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)



NOTE 3 - GOING CONCERN - (cont'd)

          However, there can be no assurance that this will be able to increase revenues or raise funds.

          These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

NOTE 4 - PROPERTY AND EQUIPMENT, NET

          At September 30, 2004, property and equipment, at cost, consist of the following:

               Computer equipment and software               $      48,197
               Furniture and fixtures                                1,985
               Office equipment                                      5,811
                                                             -------------
               Total property and equipment                         55,993

               Less:  accumulated depreciation                     (26,983)
                                                             -------------

               Property and equipment, net                   $      29,010
                                                             =============

          Total depreciation expense for the nine months ended September 30, 2004 was $12,588.

NOTE 5 - INTANGIBLE ASSETS

          Website

          Intangible assets consist of the costs associated with website application and infra structure activities. Website costs related to planning, development and acquisition of content and operations of the Company's website are expensed as incurred and included in selling, general and administrative expenses. Costs to acquire or develop both hardware and software needed to operate the site are capitalized and depreciated over estimated useful lives. At September 30, 2004, website costs incurred amounted to $7,776, with accumulated amortization of $2,941.

          Technology

          In July 2002, the Company entered into negotiations with NetLabs.Com, Inc. ("NetLabs"), Ram Pemmaraju and Robert Denn, whom are the majority shareholders of NetLabs (collectively "the Sellers"), to purchase NetLabs' Centralized `Out-of-Band' Authentication System ("COBAS") technology product. In December 2002, in accordance with the negotiations, the Sellers and the Company informally agreed to a payment of 7,516,998 shares of the Company's common stock, valued at $4,328, to the Sellers for the transfer of NetLabs intellectual property and the COBAS product to the Company, net of subscriptions. Concurrently with the agreement, the Company issued 600,000 shares of its common stock to the Sellers. Upon issuance of these shares, the Sellers became a controlling interest in the Company. The remaining 6,916,998 common shares, due in accordance with the agreement, were issued in March 2003, after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In February 2003, the Company agreed to issue an

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)


NOTE 5  -    INTANGIBLE ASSETS - (cont'd)

          Technology - (cont'd)

          additional 1,140,000 shares of its common stock to the Sellers as consideration for the remainder of NetLabs intellectual property rights, technology and the COBAS product which has been valued at $570. These shares were issued in March 2003 after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In total, 8,656,998 shares of the Company's common stock were issued to the Sellers.

          On September 11, 2003, the Company signed a formal asset purchase agreement (the "Asset Purchase Agreement") with NetLabs whereby the Company received all of the intellectual property rights to COBAS, inclusive of the additional intellectual property received in the December 2002 informal agreement. The Asset Purchase Agreement also required the Company to pay NetLabs a royalty of 10% of the net revenues received by the Company for the sales of its products, as defined in the Asset Purchase Agreement. The royalties would apply to net revenues received during a period of five years beginning September 1, 2003 and continuing through August 31, 2008. The Asset Purchase Agreement was amended on September 2, 2004 and made effective as of September 11, 2003 (the "Effective Date") to extend the royalty period from five years to ten years, through August 31, 2013.

          On December 2, 2004, the Company and NetLabs agreed to terminate the royalty portion of the Asset Purchase Agreement for the issuance to NetLabs of options to purchase 7,600,000 shares of the Company's common stock at a price of $0.36. The options will vest as follows:
          2,530,000 shares at September 11, 2004, 2,530,000 shares at September 11, 2005 and 2,540,000 shares at September 11, 2006. At December 2, 2004 the fair value of the options are $2,736,000 using the
          Black-Scholes Option Pricing Model. The options are considered payments in lieu of future royalties and beginning December 2, 2004, $2,736,000 of prepaid royalty expense will be amortized over the remaining term of the royalty provision of the agreement.

NOTE 6 - ACCRUED EXPENSES

          Accrued expenses consist of the following at September 30, 2004:

               Professional fees                                    $  31,640
               Payroll taxes and related expenses                     124,902
               Interest                                                 6,217
                                                                 ------------
                                                                    $ 162,759
                                                                 ============

NOTE 7 - NOTE PAYABLE

          In July 2002, the Company received $10,000 from an unrelated individual and executed a promissory note. The terms of the promissory note called for a 5% initial finance fee, with no additional interest due and required payments of three equal installments of $3,500 which were to end on October 15, 2002. At September 30, 2004 the Company had repaid only $6,000 of principal and the note was repaid in full as of December 31, 2004.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)


NOTE 8 - NOTES PAYABLE - RELATED PARTIES

          Notes payable - related parties at September 30, 2004 consist of the following:

          In July 2002, advances from a former officer were converted into a promissory note in the amount of $8,700. The note is a non-interest bearing demand note.

          In December 2003, the Company received $12,000 and executed a promissory note with an existing founding shareholder of the Company. The note bears interest at prime plus 2% per year. Eight equal principal payments of $1,500 were to commence on June 1, 2004. The principal balance outstanding on this note is $7,500 at September 30, 2004.

          In January 2004, the Company received $15,000 and executed a promissory note with an officer of the Company. The note is due on December 31, 2004 and bears interest at prime plus 2% per year. The principal balance outstanding on this note is $10,500 at September 30, 2004.

          In March 2004, the Company received $105,000 and executed two promissory notes with its Chief Executive Officer ("CEO"). The notes are due June 30, 2005 and bear interest at a rate per annum equal to the CEO's private account monthly lending rate.

          In July 2004, the Company received $2,000 and executed a promissory note with its President. The note is non-interest bearing and is due on December 31, 2004. In December 2004, this note was paid in full.

          In August 2004, the Company received $7,380 and executed a promissory note with an officer of the Company. The note is due December 31, 2004 and bears interest at prime plus 2% per year. In December 2004, this note was paid in full, along with interest approximating $166.

          Interest expense for the nine months ended September 30, 2004 included approximately $4,200 for notes payable - related parties.

NOTE 9 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

          During the nine months ended September 30, 2004, the Company's convertible notes payable - related parties activity consisted of the following:

          In January 2004, the Company received $15,000 from the VPTS and executed a convertible note payable with interest at prime plus 4% per annum. In November 2004, the note's maturity date was extended to June 30, 2005.

          In May 2004, the Company paid $20,000 to the former Chief Financial Officer ("CFO") in full settlement of a convertible note payable which was outstanding at December 31, 2003.

          In January, February, June and September 2004 the Company received $60,000, $60,000, $50,000 and $30,000, respectively from the CEO and executed four separate convertible notes payable with interest equal to the CEO's private banking account monthly lending rate. In November 2004, the note's maturity dates were extended to September 30, 2005 for the February 2004 convertible note, and December 31, 2005 for the June 2004 and September 2004 convertible notes.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)


NOTE 9 -  CONVERTIBLE NOTES PAYABLE - RELATED PARTIES - (cont'd)

          Convertible notes payable related parties at September 30, 2004, consist of convertible promissory notes that the Company executed with the CEO, and the Vice President of Technical Services ("VPTS").

          The terms of the convertible promissory notes state that principal is payable in full in immediately available funds of $1,000,000 or more through any sales or investment by the end of December 31, 2004 or later if agreed upon by each individual and the Company. The notes bear interest at a rate of prime plus 2% and 4% per year for one of the individuals and the remaining note bears interest equal to the individual's private banking account monthly lending rate. Interest is payable at such time as the principal on the note is due. At any time prior to repayment of all outstanding principal and accrued interest hereunder, at the election of each individual, the individual shall have the right to convert the then outstanding principal amount of this note, and all outstanding accrued interest thereon, into that number of shares of the common stock of the Company, determined by dividing the amount of principal and interest then outstanding hereon by a conversion price of $1.00. Subsequent to September 30, 2004, the Company amended the conversion price on $307,500 of the convertible notes to $.72 a share. In November 2004, the CEO and VPTS exercised their conversion feature for their notes and received 427,082 shares of the Company's common stock for the conversion of $307,500 of notes.

          In connection with the promissory notes, the Company issued to the individual's warrants exercisable in the aggregate into 47,500 shares of the Company's common stock at an exercise price of $1.00 per share. These warrants are exercisable for a period of ten years from issuance. The fair value of the warrants issued using the
          Black-Scholes Option Pricing Model was $12,565. For the nine months ended September 30, 2004, the Company has included $6,477 of interest and financing expense in the accompanying statement of operations, related to the issuance of the warrants.

          At September 30, 2004, accrued interest due to the CEO and VPTS for the respective notes were $2,257 and $0 respectively, and are included in accrued expenses in the accompanying balance sheet. Interest expense for convertible notes payable - related parties for the nine months ended September 30, 2004 was approximately $18,400.

          The Company terminated its employee relationship with its then CFO. A settlement between the Company and its former CFO occurred subsequently and included the repayment of a promissory note dated December 2003 in the amount of $20,000 and $36,646 in severance for compensation. These amounts were paid in May 2004 in full settlement. As further consideration, the agreement also granted the former CFO options to purchase 50,000 shares of the Company's common stock on a fully converted and fully diluted basis. The options have an exercise price of $1.00 and a term of ten years from the former CFO's hire date. The fair value of the options issued using the Black-Scholes Option Pricing Model was $7,160 which is included in selling, general and administrative expense for the nine months ended September 30, 2004. The agreement releases the Company from any and all prior obligations and claims with the former CFO.

NOTE 10 - OBLIGATIONS UNDER CAPITAL LEASES

          During the years ended December 31, 2003 and 2002, the Company acquired computer equipment under the provisions of capital leases. Under the leases, the cost of the equipment has been capitalized and is subject to the Company's depreciation policies. The obligations are due in varying monthly installments of principal and interest.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)


NOTE 10 - OBLIGATIONS UNDER CAPITAL LEASES - (cont'd)

          At December 31, 2003, the Company was in default of two leases for delinquent lease payments and the related equipment is no longer in the possession of the Company, due to the sale of the equipment by former officers of the Company, which is a breach of the agreement. In May 2004, the Company and the lessor signed an amended agreement consolidating all the leases into one monthly payment and restructuring the term of the agreement. This amended agreement cured the default for non-payment. The terms of the agreement called for one payment upon signing of $8,052 and subsequently 43 monthly payments of $2,020. The balance at September 30, 2004, reflects the amended changes to the capital lease.

          At September 30, 2004, the Company was in default of two leases for delinquent lease payments. The leases were brought current subsequent to September 30, 2004.

          At September 30, 2004, the aggregate future minimum remaining lease payments under capital leases are as follows:

                         2005                                               $    28,702
                         2006                                                    28,702
                         2007                                                    27,666
                         2008                                                     6,061
                                                                           ------------
                           Total                                                 91,131

                         Less: amount representing interest                     (11,829)
                                                                           ------------
                         Net present value of capital lease obligations          79,302

                         Current portion                                        (22,545)
                                                                           ------------
                         Long-term portion                                  $    56,757
                                                                           ============


NOTE 11 - COMMITMENTS AND CONTINGENCIES

          Lease Commitments

          The Company has a non-cancelable operating lease for office space that expires in February 2005. The Company leased additional adjoining space in November 2004 and the lease was extended for an additional three-year term beginning February 1, 2005. The lease does not contain a renewal option and requires the Company to pay all executory costs such as maintenance and insurance. Additionally, the Company leases equipment under non-cancelable operating leases.

          The Company is currently in arrears on one of its equipment operating leases. The Company has elected not to pay the lease due to the bankruptcy of a third party supplier who is no longer providing service on the leased equipment. The Company is attempting to make a settlement with the lessor regarding the arrears of $8,220 which is included in accounts payable at September 30, 2004 and the remaining lease commitment of approximately $47,000.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)





NOTE 11 - COMMITMENTS AND CONTINGENCIES - (cont'd)

          The approximate future minimum rentals under non-cancelable operating leases, including subsequent renewal terms, in effect on September 30, 2004 are approximately as follows:

                                              Office
                                              Space              Equipment

                      2005                    63,000               17,200
                      2006                    69,000               17,200
                      2007                    69,000               17,200
                      2008                    23,000                8,700
                                  ------------------   ------------------
                                  $          224,000   $           60,300
                                  ==================   ==================

          Rent expense charged to operations for office space for the nine months ended September 30, 2004 amounted to approximately $29,000. The expense charged to operations for equipment rentals for the nine months ended September 30, 2004, amounted to approximately $20,000.

          Payroll Taxes

          As of September 30, 2004, the Company owes approximately $125,000 of payroll taxes and related estimated penalties and interest. Although the Company has not entered into any formal repayment agreements with the respective tax authorities, management plans to make payment as funds become available.

          Nature of Business

          The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet, intense competition and a limited operating history.

          Significant Customers

          Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of September 30, 2004, one customer represented 100% of the total accounts and contracts receivable. For the nine months ended September 30, 2004, the Company had three unrelated customers, which accounted for 30%, 30%, and 20%, respectively, of total revenue.

          Employment Agreements

          In May 2003, the Company entered into an employment agreement with its CEO. The term of the agreement is from May 20, 2003 through June 1, 2006. As part of the agreement, the CEO committed to making a $300,000 capital investment in the Company. The Company is required to pay the CEO a salary of $75,000 per year until the closing date of the first $2,000,000 in funding, and $150,000 per year thereafter. In April 2004, the agreement was amended to increase the salary to pay $111,000 per year. In November 2004, the agreement was further amended and the increase in salary to $150,000 will not occur until the Security and Exchange Commission has determined the Company's registration statement is effective (see Note 16). The agreement also granted the CEO options to purchase 1,000,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)



NOTE 11 - COMMITMENTS AND CONTINGENCIES - (cont'd)

          Employment Agreements - (cont'd)

          funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period beginning June 1, 2004. The agreement also provides the CEO with severance payments in the event the Company terminates his employment for any reason other than for cause, as defined in the agreement, or other than as a result of the CEO's death or disability, or if the CEO terminates his employment with the Company for good reason, as defined in the agreement.

          During 2003, the Company entered into various three-year employment agreements with employees of the Company, commencing June 16, 2003, and expiring at various dates through October 14, 2006. The Company is required to pay salaries and severance payments, as defined in the individual employment agreements. In addition, two of the agreements each provide options to purchase 30,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date. One agreement provides for the granting of an additional 25,000 options at $1.00 per share once the employee is named Client Services Director, which shall vest in accordance with the existing agreement.

NOTE 12  - STOCKHOLDERS' DEFICIENCY

          Common Stock

          In September 2004, the Company resolved to increase the authorized common shares from 20,000,000 to 100,000,000 and to change the par value from $.0005 to $.0001.

          Sales of Common Stock

          During the nine months ended September 30, 2004, twenty-seven individuals and three companies purchased common stock of the Company for $0.72 per share. The Company received total proceeds of $1,029,225 and the Company issued a total of 1,429,479 shares of common stock.

          Issuance of Stock and Stock Options for Services

          In April 2004, the Company retained a financial advisory firm as a business consultant to assist in a variety of areas relating to financing, strategic and related development growth of the Company. The term of the engagement is fourteen months and can be terminated by either party prior to June 30, 2005. However, transactions consummated within the subsequent period following the termination of this agreement may have fees due and payable to the financial advisory firm. Under the terms of the agreement the Company has issued 800,000 shares of the Company's common stock as a commencement bonus which has been valued at $576,000 and has been recorded as a consulting expense for the nine months ended September 30, 2004. This commencement bonus is fully paid for, non-assessable, non-refundable, non-apportionable and non-ratable and is not a repayment for future services. The Company will include all shares issued to the consultant in the next registration statement filed by the Company with the SEC on Forms SB-2, SB-3 or any other appropriate form relating to the resale of restricted shares. Additionally, if the consultant introduces the Company to a lender, equity purchaser or merger/acquisition candidate, not already having a preexisting relationship with the Company, the Company agrees to pay the consultant a finders fee of 5% of the total gross funding, in payment for the consultant's services to help secure the financing. Also, if the consultant, through an intermediary,

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)



NOTE 12  -  STOCKHOLDERS' DEFICIENCY - (cont'd)

          Issuance of Stock and Stock Options for Services - (cont'd)

          establishes  a  financing   arrangement  for  the  Company,  then  the
          consultant will be entitled to a 2.5% finders fee.

          In April 2004, the Company entered into a consulting agreement with an advisory firm, whereas the services include a review and advice concerning the technical design of existing and planned products or services, business development, sales assistance, financing advice, market development and public relations, advising on issues regarding corporate structure, stock option plans and introducing the Company to potential investors. The term of this agreement is 18 months, ending December 31, 2005. The agreement calls for compensation in the amount of 350,000 shares of the Company's common stock which has been valued at $252,000 and has been recorded as unearned services to be expensed over the term of the agreement. Such shares shall be deemed for all purposes to be earned by the consultant upon its receipt thereof and shall be non-refundable and non-returnable.

          In May 2004, the Company entered into a consulting agreement with an individual whose services include consulting on the development of the Company's product lines. The individual's annual fee for services was $45,000 and was increased in October 2004 to $51,000. The agreement provides the individual with 50,000 nonqualified stock options on a fully converted and diluted basis. The options are exercisable at $1.00 per share and have a term of ten years and vest equally over a three year period beginning May 2005. Those stock options valued at $7,160 were recorded as unearned services to be expensed over thirty six months. The term of the agreement is thirty six months until the completion of the product lines as determined by both the Company and the consultant.

          In May and June 2004, the Company issued 125,000 shares of the Company's common stock, 25,000 shares each, to five individuals as a signing bonus for joining the Company's newly formed Advisory Board. Those common shares valued at $90,000 were recorded as an administrative expense in the nine months ended September 30, 2004.

          In June 2004, the Company issued 50,000 shares of the Company's common stock to an individual for twelve months of consulting services commencing in June 2004. These common shares valued at $36,000 were recorded as unearned services to be expensed over twelve months.

          In June 2004, the Company issued 10,000 shares of the Company's common stock to one individual for consulting services. Those common shares valued at $7,200 were recorded as consulting expense in the nine months ended September 30, 2004.

          In July 2004, the Company issued 13,889 shares of the Company's common stock to one individual as compensation for consulting services. Those common shares valued at $10,000 were recorded as consulting services in the nine months ended September 30, 2004.

          Warrant Agreements

          During the nine months ended September 30, 2004, the Company issued warrants in connection with the convertible notes payable - related parties. The warrants entitle the holders to purchase 16,500 shares of Company's common stock at a per share price of $.72. Warrants to purchase 1,500, 6,000, 6,000 and

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)


NOTE 12  -  STOCKHOLDERS' DEFICIENCY - (cont'd)

          Warrant Agreements - (cont'd)

          3,000 shares of the Company's common stock expire on January 5, 2014, January 13, 2014, February 21, 2014, and September 9, 2014, respectively. In the event that any portion of the warrants remain unexercised as of the expiration date, and the market price of the Company's common stock as of the expiration date is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

          Based on the Black-Scholes Option Pricing Model, the fair value of the warrants issued during the nine months ended September 30, 2004 was $2,099.

NOTE 13  - INCOME TAXES

          Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed at a rate of 34% federal and 6% state.

          As of September 30, 2004, the Company had deferred tax assets of approximately $1,086,000 resulting from temporary differences and net operating loss carry-forwards of approximately $3,132,000, which are available to offset future taxable income, if any, through 2024. As utilization of the net operating loss carry-forwards and temporary difference is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance.

          The tax effects of temporary differences, loss carry-forwards and the valuation allowance that give rise to deferred income tax assets at September 30, 2004 are as follows:

                     Temporary differences:


                              Fair value of warrants and common stock           $       21,000
                              Net operating losses                                   1,065,000
                              Less valuation allowance                              (1,086,000)
                                                                                ---------------
                                 Deferred tax assets                            $            0

===============


                     The reconciliation of the effective income tax rate to the federal statutory rate for the nine months ended September
                     30, 2004 as follows:

                              Federal income tax rate                                   (34.0)%

                              Change in valuation allowance on net operating
                                 loss carry-forwards                                     34.0
                              Effective income tax rate                                   0.0%

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)


NOTE 14 - RELATED PARTY TRANSACTIONS AND DUE TO RELATED PARTY

          Agreements

          In September 2003, the Company entered into a consulting agreement with the spouse of the Company's Chief Technology Officer. The consulting agreement calls for payments every two weeks in the amount of $1,500 in consideration of services to be rendered to the Company. The term of the agreement is predicated upon a determination by the Company as to when certain product lines are completed. At September 30, 2004, $18,000 is due to this consultant.

NOTE 15 - STOCK OPTIONS

          2004 Equity Incentive Plan

          The shareholders approved the 2004 Equity Incentive Plan ("Incentive Plan") in September 2004. The Incentive Plan is effective April 1, 2003. Officers, key employees and non-employees, who in the judgment of the Company render significant service to the Company, are eligible to participate. The Incentive Plan provides for the award of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock, performance awards and stock appreciation rights. The Incentive Plan provides 5,000,000 shares of common stock to be offered from either authorized and unissued shares or issued shares, which have been reacquired by the Company. The Company granted 1,830,000 of its stock options which were non-qualified in the year ended December 31, 2003 and during the year 450,000 were forfeited and none were exercised or expired. All of the options have an exercise price of $1.00, which was 100% or more of the fair market value of the Company's common stock at the date of grant and all vest equally over a three year period beginning one-year from the grant. At September 30, 2004, 709,166 of the options granted were vested, of which 372,778 vested during the nine months ended September 30, 2004.

          The table below summarizes the activity in the Company's Incentive Plan for the nine months ended September 30, 2004:

                                                                                                 Weighted
                                                                                                  Average
                                                                                                 Exercise
                                                                            Options                Price
                                                                        --------------      ---------------
                    Outstanding at December 31, 2003                        1,380,000       $        1.00
                         Granted                                              375,000                1.00

                         Exercised                                                  -                   -

                         Forfeited                                                  -                   -
                                                                        --------------      ---------------
                    Outstanding at September 30, 2004                       1,755,000       $        1.00
                                                                        ==============      ===============


          Included in the stock options granted during the nine months ended September 30, 2004, are 50,000 common stock options granted to a consultant, of which 6,944 were vested as of September 30, 2004.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)





NOTE 16 - SUBSEQUENT EVENTS

          Consulting Agreements

          In October 2004, the Company entered into a consulting agreement with an unrelated corporation. This consultant will be paid a fee of 3% of all net cash received on a specific investment by a third party. In addition to the fee the consultant, at its discretion, will receive 50,000 shares of the Company's common stock or options or warrants once the deal closes. The consultant will receive a fee of between 5% and 10% for all future investments or customers brought to the company. The precise fee percentage will be determined on a case-by-case basis depending on the amount of time and effort and readiness to close investor or client relationships.

          Secured Convertible Debenture

          In December 2004, the Company issued an 8% secured convertible debenture in the amount of $500,000 with an Investor (see Standby Equity Distribution Agreement note following). If not converted at the holder's option, the entire principal amount and all accrued interest shall be due to the holder on the third year anniversary of the debenture. The holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time, until payment in full of this debenture, all or any part of the principal amount of the debenture, plus accrued interest, into shares of the Company's common stock at the price per share equal to the lesser of an amount equal to 120% of the initial bid price or an amount equal to 80% of the lowest volume weighted average price of the Company's common stock for the last five trading days immediately preceding the conversion date. The Company, at its option, may redeem, with fifteen days advance written notice, a portion or all outstanding convertible debenture. The redemption price shall be 110% of the amount redeemed plus accrued interest. An additional $500,000 debenture with the same terms is to be issued five business days after a registration statement is filed with the United States Security and Exchange Commission, which is expected to be in January 2005.

          Notes Payable

          In November 2004, the Company entered into a $84,000 promissory note with its CEO. The note is due on June 30, 2005 and bears interest at a rate per annum equal to the CEO's private account monthly lending rate.

          In November 2004, the Company executed into a convertible $15,000 promissory note with a relative of a former officer. The note is due on April 30, 2006 and bears interest at prime plus 2% per year.

          In November 2004, the Company executed into a $25,000 convertible promissory note with a relative of a former officer. The note is due on April 26, 2006 and bears interest at prime plus 2% per year.

          In November 2004, the Company executed into a $10,000 convertible promissory note with a relative of a former officer. The note is due on April 30, 2006 and bears interest at prime plus 2% per year. According to the terms of the convertible promissory notes, at any time prior to repayment of all outstanding principal and accrued interest hereunder, at the election of the holder, the holder shall have the right to convert the then outstanding principal of this note, and all outstanding accrued interest thereon, into that number of shares of common stock of the Company, determined by dividing the amount of principal and interest then outstanding hereon by a conversion price of $0.72.

                         STRIKEFORCE TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (UNAUDITED)



NOTE 16 - SUBSEQUENT EVENTS - (cont'd)

          Standby Equity Distribution Agreement

          On December 20, 2004, the Company entered into a Standby Equity Distribution Agreement with an Investor. Pursuant to the Standby Equity Distribution Agreement, the Company may, at it's discretion, periodically sell shares of common stock, for a maximum draw down of $500,000, per advance, once registration is determined effective by the SEC, for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, the Investor will pay 98% of the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the notice date. In addition, the Investor will retain 5% of each advance under the Standby Equity Distribution Agreement. The Company's obligation to issue shares is essentially limitless. The Investor received 540,000 shares of common stock as a commitment fee.

          Placement Agent

          The Company has engaged an unaffiliated registered broker-dealer as a placement agent in connection with an initial public offering of its stock. For its services, in connection with the Standby Equity Distribution Agreement, the broker-dealer will receive a fee of $10,000, payable in shares of Company's common stock, based upon 80 percent of the market price at such time as the Company's common stock is approved for quotation on the Over the Counter Bulletin Board.

          Common Stock

          Subsequent to September 30, 2004, the Company filed a Restated Certificate of Incorporation increasing the authorizing common stock from 20,000,000 shares to 100,000,000 shares and authorized 10,000,000 shares of preferred stock at a par value of $0.10 per preferred share.


NOTE 17 - EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (UNAUDITED)

          Effective February 10, 2005, the Company and all parties to the agreements, terminated the Standby Equity Distribution Agreement and the Placement Agent Agreement (collectively the "Transaction Documents") as stated above. The Transaction Documents were terminated, as were the respective rights and obligations contained therein and none of the parties shall have any rights or obligations under or with respect to the Transaction Documents. The Company shall be entitled to a full refund of all shares issued as commitment fees pursuant to the Transaction Documents.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Stockholders of:
StrikeForce Technologies, Inc.
Edison, New Jersey


We have audited the accompanying balance sheet of StrikeForce Technologies, Inc. (the "Company") as of December 31, 2003 and the related statements of operations, stockholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of December 31, 2002, were audited by other auditors whose opinion dated March 18, 2003, on those statements was qualified for the Company's ability to continue as a going concern as discussed in Note 3 to their financial statements. As discussed in
Note 3, the Company has restated its 2002 financial statements during the current year to correct the recording of the recognition of revenues, expenses, assets, liabilities and capital to conform with generally accepted accounting principles.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has experienced recurring losses and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also audited the adjustments described in Note 3 that were applied to restate the 2002 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.




 MASSELLA & ASSOCIATES, CPA, PLLC
 Syosset, New York
 October 19, 2004

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                                  BALANCE SHEET
                           DECEMBER 31, 2003 AND 2002





                                     ASSETS
                                                                                                        (As restated)
                                                                                     2003                    2002
                                                                             ------------------   ---------------------
Current Assets:
  Cash and cash equivalents                                                  $            4,285   $                  -
  Accounts receivable, net of allowance for doubtful accounts of                         13,500                 33,814
  $0 and $9,564 respectively
  Due from officers                                                                           -                  3,603
  Prepaid expenses                                                                          111                      -
                                                                             ------------------   ---------------------
Total current assets                                                                     17,896                 37,417

Property and equipment, net                                                              37,641                 10,188
Intangible assets, net                                                                    9,007                  3,759
Contract receivables, net of allowance for doubtful accounts of
$60,000 and $0, respectively                                                              3,000                      -
Security deposit                                                                          4,370                      -
                                                                             ------------------   ---------------------
Total Assets                                                                 $           71,914   $             51,364
                                                                             ==================   =====================

                     LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
  Convertible notes payable - related parties                                $          310,000   $                  -
  Current portion of capital leases payable                                              29,331                  4,321
  Current portion of notes payable - related parties                                     17,700                  8,700
  Note payable                                                                            6,000                 10,000
  Accounts payable                                                                      146,969                 81,871
  Accrued expenses                                                                       71,558                 49,155
  Due to employees                                                                        4,167                      -
  Due to factor                                                                           3,969                 63,394
  Customer deposits                                                                           -                 18,368
                                                                             ------------------   ---------------------
Total current liabilities                                                               589,694                235,809

Long-term portion of notes payable - related parties                                      3,000                      -
Long-term portion of capital leases payable                                              66,024                 25,046
                                                                             ------------------   ---------------------
Total Liabilities                                                                       658,718                260,855
                                                                             ------------------   ---------------------

Stockholders' Deficiency
  Common stock, par value $0.0005 - 20,000,000 shares
  authorized, 13,684,253 and 1,000,000 issued
  and outstanding, respectively                                                           6,842                    500
  Additional paid-in capital                                                            425,699                      -
  Deferred financing costs                                                               (8,637)                     -
  Accumulated deficit                                                                (1,010,708)              (209,991)
                                                                             -------------------  ---------------------
Total Stockholders' Deficiency                                                         (586,804)              (209,491)
                                                                             -------------------  ---------------------
Total Liabilities and Stockholders' Deficiency                               $           71,914   $             51,364
                                                                             ===================  =====================

            The accompanying notes, and independent auditors` report should be read in conjunction with the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                            STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002




                                                                                                       (As restated)
                                                                                    2003                    2002
                                                                           ---------------------   ---------------------

Revenues:
  Net sales                                                                $            180,049    $            259,406
  Commissions                                                                            82,498                  25,865
                                                                           ---------------------   ---------------------
Total revenues                                                                          262,547                 285,271

Cost of sales                                                                            33,993                 116,295
                                                                           ---------------------   ---------------------

Gross profit                                                                            228,554                 168,976
                                                                           ---------------------   ---------------------

Operating expenses:
  Selling, general and administrative expenses                                          906,462                 291,458
  Research and development                                                               80,651                       -
                                                                           ---------------------   ---------------------
Total operating expenses                                                                987,113                 291,458
                                                                           ---------------------   ---------------------

Loss from operations before other income (expense)                                     (758,559)               (122,482)
                                                                           ---------------------   ---------------------

Other income (expense):
  Interest income                                                                           731                       -
  Interest and financing expense                                                        (42,889)                (24,840)
                                                                           ---------------------   ---------------------
Total other income (expense)                                                            (42,158)                (24,840)
                                                                           ---------------------   ---------------------

Net loss                                                                   $           (800,717)   $           (147,322)
                                                                           =====================   =====================

Basic and diluted loss per common share                                    $              (0.07)   $              (2.44)
                                                                           =====================   =====================

Weighted average number of common shares outstanding                                 11,498,575                  60,274
                                                                           =====================   =====================

            The accompanying notes, and independent auditors` report should be read in conjunction with the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                          Additional                                        Total
                                                  Common Stock             Paid-in        Deferred        Accumulated  Stockholders'
                                              -------------------------
                                      Date      Shares        Amount       Capital      Financing Costs   Deficit       Deficiency
                                   ---------- -----------  ------------ ------------- -------------   --------------  --------------
Balance at December 31, 2001                          -    $        -    $        -    $        -    $     (62,669)  $     (62,669)

Change in par value
 - no par to $0.0005                 Dec-02           -             -             -             -                -               -

Issuance of shares to
  founders                           Dec-02         100             -             -             -                -               -

Issuance of shares for
  payment towards intangibles        Dec-02     600,000           300             -             -                -             300

Issuance of shares
 for compensation                    Dec-02     399,900           200             -             -                -             200

Net loss (as restated)                                -             -             -             -         (147,322)       (147,322)
                                             -----------  ------------ ------------- -------------   --------------  --------------

Balance at December 31,
 2002 (as restated)                           1,000,000           500             -             -         (209,991)       (209,491)

Issuance of shares for
 accrued compensation                Mar-03   4,191,655         2,095             -             -                -           2,095

Issuance of shares for intangibles
  payment owed in 2002               Mar-03   6,916,998         3,458             -             -                -           3,458

Issuance of shares as additional
 payment for intangibles             Mar-03   1,140,000           570             -             -                -             570

Sale of shares for cash              May-03     300,000           150       299,850             -                -         300,000

Sale of shares for cash              Jul-03       1,333             1           999             -                -           1,000

Sale of shares for cash              Aug-03      79,267            40        59,410             -                -          59,450

Warrants issued in connection
  with convertible notes             Aug-03           -             -         1,044        (1,044)               -               -

Sale of shares for cash              Sep-03      55,000            28        54,972             -                -          55,000

Warrants issued in connection
 with convertible notes              Sep-03           -             -         1,014        (1,014)               -               -

Warrants issued in connection
 with convertible notes              Oct-03           -             -         3,977        (3,977)               -               -

Warrants issued in connection
 with convertible notes              Nov-03           -             -         2,038        (2,038)               -               -

Warrants issued in connection
 with convertible notes              Dec-03           -             -         2,395        (2,395)               -               -

Amortization of deferred
 financing costs                     Dec-03           -             -             -         1,831                -           1,831

Net loss                                              -             -             -             -         (800,717)       (800,717)
                                             -----------  ------------ ------------- -------------   --------------  --------------

Balance at December 31, 2003                 13,684,253   $     6,842  $    425,699   $    (8,637)   $  (1,010,708)  $    (586,804)
                                             ===========  ============ ============= =============   ==============  ==============

            The accompanying notes, and independent auditors` report should be read in conjunction with the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                                      (As restated)
                                                                                      2003                2002
                                                                               -----------------   -----------------
Cash flows from operating activities:
  Net income (loss)                                                            $       (800,717)   $       (147,322)
Adjustments to reconcile net loss to net
cash provided by operating activities:
  Depreciation and amortization                                                          12,719               2,561
  Financing costs paid through issuance of warrants                                       1,831                   -
  Compensation expense paid through issuance of common stock                                  -               2,295
Changes in assets and liabilities affecting operations:
  Accounts receivable, net                                                               20,314             (28,246)
  Receivables due from officers and prepaid expenses                                      3,492              (3,603)
  Contract receivables                                                                   (3,000)                  -
  Security deposits                                                                      (4,370)                  -
  Accounts payable                                                                       65,098              30,872
  Accrued expenses                                                                       27,957              43,350
  Due to factor                                                                         (59,425)             63,394
  Customer deposits                                                                     (18,368)            (21,632)
  Due to employees                                                                        4,167                   -
                                                                               -----------------   -----------------
Net cash used in operating activities                                                  (750,302)            (58,331)
                                                                               -----------------   -----------------

Cash flows from investing activities:
  Investment in website                                                                  (5,676)                  -
  Purchases of property and equipment                                                   (39,175)             (9,849)
                                                                               -----------------   -----------------
Net cash used in investing activities                                                   (44,851)             (9,849)
                                                                               -----------------   -----------------

Cash flows from financing activities:
  Proceeds from sale of common stock                                                    415,450                   -
  Net proceeds from notes payable - related parties                                     310,000                 735
  Proceeds from notes payable - related parties                                          12,000
  Payments on note payable                                                               (4,000)                  -
  Resold equipment financed through capital leases                                       78,711              30,254
  Principal payments for capital leases                                                 (12,723)               (887)
                                                                               -----------------   -----------------
Net cash provided by financing activities                                               799,438              30,102
                                                                               -----------------   -----------------

Net increase (decrease) in cash                                                           4,285             (38,078)

Cash, beginning of year                                                                       -              38,078
                                                                               -----------------   -----------------

Cash, end of year                                                              $          4,285    $              -

                                                                               =================   =================

Supplemental disclosure of cash flow information
Interest expense                                                               $          2,316    $              -
                                                                               =================   =================
Income taxes                                                                   $          2,174    $            340
                                                                               =================   =================

Supplemental schedule of non-cash activities:
Issuance of common stock for intangibles                                       $            570    $            300
                                                                               =================   =================
Warrants issued in connection with convertible notes                           $         10,468    $              -
                                                                               =================   =================
Intangibles acquired through common stock owed                                 $              -    $          3,459
                                                                               =================   =================
Compensation accrued to be paid through issuance
   of common stock                                                             $              -    $          2,095
                                                                               =================   =================
Accrued compensation paid through issuance of
common stock                                                                   $         (2,095)   $              -
                                                                               =================   =================
Accrued payment for intangibles paid through issuance
of common stock                                                                $         (3,459)   $              -
                                                                               =================   =================

            The accompanying notes, and independent auditors` report should be read in conjunction with the financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)



NOTE 1 - NATURE OF OPERATIONS

          StrikeForce Technical Services Corporation was incorporated in the state of New Jersey, in August 2001. On September 3, 2004, the shareholders approved an amendment to the Certificate of Incorporation to change the name from StrikeForce Technical Services Corporation to StrikeForce Technologies, Inc. (the "Company"). Prior to December 2002, the Company was a reseller of computer hardware and software products, and telecommunications equipment and services. In December 2002, the Company purchased intangible technology, as described in
          Note 6, which upon the consummation changed the direction of the Company's business. The Company is currently a privately held software development and services company that has developed a unique identity authentication solution. The Company's operations are based in Edison, NJ.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)   Cash and cash equivalents

          The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash and cash equivalents. The Company maintains balances in accounts, which at times, may exceed Federal Deposit Insurance Corporation insured limits. The Company believes that such risk is minimal based on the reputation of the financial institution.

     b)   Accounts and contracts receivable

          Accounts and contracts receivable are recorded at the outstanding amounts net of the allowance for doubtful accounts. The Company utilizes the allowance method for recognizing the collectibility of its accounts receivables. The allowance method recognizes bad debt expense based on review of the individual accounts outstanding based on the surrounding facts.

     c)   Property and equipment

          Property  and  equipment  is  recorded  at  cost.   Depreciation   and
          amortization of property and equipment is provided for by the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of furniture and fixtures is seven years, and office equipment and machinery and equipment are five years. Computer equipment and software is depreciated over three years.

     d)   Long-lived assets

          Reviews are regularly performed to determine whether facts and circumstances exist which indicate that the carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Company assesses the recoverability of its assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     e)   Income taxes

          The Company accounts for income taxes in accordance with the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the respective periods' taxable income for federal, state and city income tax reporting purposes.

     f)   Revenue recognition

          The Company's revenues from sales are derived principally from the sale and installation of computer hardware and software. Revenues are recognized upon delivery of the product to the customers.

          The Company in 2001 was an agent to resell telecommunications equipment and services. In 2002, the Company ceased reselling telecommunications equipment and services, but did derive residual commissions from prior contracts.

     g)   Software Development Costs

          SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," requires capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product's remaining estimated economic life. To date, all costs have been accounted for as research and development costs and no software development cost has been capitalized.

          Management will evaluate the net realizable value of software costs capitalized by comparing estimated future gross revenues reduced by the estimated future costs of completing, disposing of and maintaining the software. These costs also include the costs of performing maintenance and customer support required by the Company.

     h)   Comprehensive income

          The Company adopted SFAS No. 130, "Accounting for Comprehensive Income", this statement establishes standards for reporting and disclosing of comprehensive income and its components (including revenues, expenses, gains and losses) in full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company had no items or other comprehensive income for the years ended December 31, 2003 and 2002.

     i)   Stock-based compensation

          In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123." SFAS No. 148 amends Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transactions for an entity that chooses to change to the fair-value-based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that statement to require prominent disclosure about the effects that accounting for stock-based employee compensation using the fair-value-based method would have on reported net income and earnings per share and to require prominent disclosure about the entity's accounting policy decisions with respect to stock-based employee compensation. Certain provisions of the disclosure requirements are required for all companies, regardless of whether the fair value method or intrinsic value method is used to account for

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     i)   Stock-based compensation - (cont'd)

          stock-based compensation arrangements. The amendments to SFAS No. 123 are effective for financial statements for fiscal years ended after December 15, 2002 and for interim periods beginning after December 15, 2002.

          The Company accounts for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted by SFAS No. 123. The adoption of the disclosure requirements of SFAS No. 148 did not have a material effect on the Company's financial position or results of operations.

          Had the Company determined compensation expense based on the fair value at the grant dates for those awards consistent with the method of SFAS No. 123, the Company's net loss per share would have been increased to the following pro forma amounts:

                                                                                        2003                   2002
                                                                                        ----                   ----

                   Net loss as reported                                          $     (800,717)     $      (147,322)

                   Deduct total stock based employee compensation expense
                   determined under fair value based methods
                   for all awards                                                      (120,311)                (-0-)
                                                                                 -------------------  ---------------

                   Pro forma net loss                                            $     (921,028)      $     (147,322)
                                                                                 ===================  ===============

                   Basic and diluted net loss per share as reported              $         (.07)      $         (.38)


                   Pro forma basic and diluted net loss per share                $         (.08)      $         (.38)

          The above pro forma disclosure may not be representative of the effects on reported net operations for future years as options vest over three years and the Company may continue to grant options to employees.

          The fair market value of each option grant is estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                    Dividend yield                                   0.00%
                    Expected volatility                             17.00%
                    Risk-free interest rate                             4%
                    Expected life                                 10 years

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     j)   Loss per common share

          Loss per common share is computed pursuant to SFAS No. 128, "Earnings Per Share". Basic loss per share is computed as net income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and convertible debt. As of December 31, 2003 and 2002, options and warrants were excluded from the diluted loss per share computation, as their effect would be anti-dilutive.

     k)   Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     l)   Fair value disclosure

          The carrying value for cash, receivables, accounts and notes payable approximate fair values because of the immediate or short-term maturities of these financial instruments. The carrying amounts of the Company's long-term debt also approximate fair values based on current rates for similar debt.

     m)   New accounting pronouncements

          In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, effective for the fiscal period beginning after December 15, 2003. Statement No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. To the extent that the Company is either now or in the future required to repurchase shares of common stock, the adoption of Statement No. 150 would require the Company to classify common stock subject to redemption as a liability as of January 1, 2004, based on the latest revision. Prospectively, changes in the liability with the exception of redemptions will be included in pre-tax income.

          In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21 ("Issue 00-21"), Revenue Arrangements with Multiple Deliverables. Issue 00-21 provides guidance on how to account for arrangements that involve delivery or performance of multiple products, services and/or rights to use assets. The adoption of Issue 00-21 is not expected to have an impact on the Company's financial position or results of operations.

          The Company does not believe that any other recently issued and adopted, but not yet effective, accounting standards would have a material effect on the accompanying financial statements.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 3 - RESTATEMENT OF FINANCIAL STATEMENTS

          Based on information developed as a result of the inquiry into the accounting for certain accounts during the year ended December 31, 2003, the Company has determined that a restatement of the December 31, 2002 financial statements is appropriate to correct accounting errors in a prior accounting period. In accordance with Accounting Principles Board Opinion No. 20, the nature and effect of the correction of income and related per share amounts should be disclosed in the period in which the facts are discovered and corrected. The financial statements have been restated to reflect the corrections as follows:

                                                        ASSETS
                                                                                            As
                                                                          As            Previously
                                                                       Restated          Reported      Adjustment
                                                                  ----------------    ------------------------------
Current Assets:
Accounts receivable, net of allowance for doubtful accounts

            of $9,564                                             $        33,814            37,750         (3,936)A

Reserve for factored receivables                                                -            51,463        (51,463)B

Deferred tax asset                                                              -             2,851         (2,851)C

Receivables due from officers and other current assets                      3,603            80,988        (77,385)D
                                                                  ----------------    ------------------------------

      Total current assets                                                 37,417           173,052       (135,635)


Property and equipment, net                                                10,188            73,688        (63,500)E


Intangible assets, net                                                      3,759                 -          3,759 F
                                                                  ----------------    ------------------------------
Total Assets                                                      $        51,364           246,740       (195,376)
                                                                  ================    ==============================

                    LIABILITIES AND STOCKHOLDERS'(DEFICIENCY)/EQUITY
Current Liabilities:

Note payable                                                      $        10,000                 -         10,000 G

Current portion of notes payable - related parties                          8,700                 -          8,700 G

Current portion of capital leases payable                                   4,321             4,321              -

Accounts payable                                                           81,871            87,631         (5,760)H

Accrued expenses                                                           49,155            76,251        (27,096)I

Sales tax payable                                                               -             1,538         (1,538)J

Due to factor                                                              63,394                 -         63,394 K

       Customer deposits                                                   18,368                 -         18,368 L
                                                                  ----------------    ----------------- -------------
      Total current liabilities                                           235,809           169,741         66,068



Long-term portion of notes payable - related parties                            -            18,700        (18,700)G

Long-term portion of capital leases payable                                25,046            25,046              -
                                                                  ----------------    ----------------- -------------
      Total Liabilities                                                   260,855           213,487         47,368
                                                                  ----------------    ----------------- -------------

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)



NOTE 3  -      RESTATEMENT OF FINANCIAL STATEMENTS - (cont'd)

                                                                                         As
                                                                         As          Previously
                                                                      Restated       Reported          Adjustment
                                                                   ---------------   --------------  ---------------
Stockholders' (Deficiency)/Equity

Common stock                                                                  500                -             500 F

Additional paid-in capital                                                      -           25,485         (25,485)E & F

(Accumulated deficit)/retained earnings                                  (209,991)           7,768        (217,759)
                                                                   ---------------   -------------- ----------------
      Total Stockholders' (Deficiency)/Equity                            (209,491)          33,253        (242,744)

                                                                   ---------------   -------------- ----------------
Total Liabilities and Stockholders' (Deficiency)/Equity            $       51,364          246,740        (195,376)

                                                                   ===============   ============== ================


A - Decrease due to 2003 sale recorded in 2002, and 2001 sale recorded in 2002 B - Correction of recording of factored receivables
C - Adjustment  based on restated net loss
D - Correction of recording of due from certain officers
E - Correction  of recording of equipment  through  officer  contributions  and capital leases
F - Correction to record intangible assets
G - Reclassifications  to appropriate accounts
H - Correction of previously reported accounts payable
I - Correction of accrued contingencies
J - Correction of previously reported liability
K - Recognition of liability to factor for advances
L - Recognition of liability

The effect of the corrections on the net loss for the year ended December 31, 2002 were as follows:


                                                                         As
                                                          As         Previously
                                                       Restated       Reported        Adjustment
                                                    -------------- --------------- ----------------
Revenues:

  Sales                                             $     259,406         335,429         (76,023)

  Commissions                                              25,865               -          25,865
                                                    -------------- --------------- ----------------
    Total revenues                                        285,271         335,429         (50,158)


Cost of sales                                             116,295          61,996          54,299
                                                    -------------- --------------- ----------------


Gross profit                                              168,976         273,433        (104,457)
                                                    -------------- --------------- ----------------


Selling, general and administrative expenses              291,458         246,742          44,716
                                                    -------------- --------------- ----------------

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 3 - RESTATEMENT OF FINANCIAL STATEMENTS - (cont'd)


                                                                                         As
                                                                           As        Previously
                                                                       Restated       Reported        Adjustment
                                                                   --------------- --------------- ----------------
(Loss)/income from operations before interest and financing

  expense and provision for income taxes                                (122,482)          26,691         (149,173)
                                                                   --------------- --------------- ----------------


Interest and financing expense                                           (24,840)         (18,405)          (6,435)


Provision for income taxes                                                     -             (178)            (178)
                                                                   --------------- --------------- ----------------


Net (loss) income                                                       (147,322)           8,464         (155,786)


Accumulated deficit, beginning of year                                   (62,669)            (696)         (61,973)
                                                                   --------------- --------------- ----------------


(Accumulated deficit)/retained earnings, end of year               $    (209,991)           7,768         (217,759)
                                                                   =============== =============== ================


NOTE 4 - GOING CONCERN

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. At December 31, 2003, the Company's accumulated deficit was $1,010,708 and its working capital deficiency was $571,798. In addition, the Company has had net losses of $800,717 and $147,322 for the years ended December 31, 2003 and 2002.

          The Company is aggressively attempting to increase revenues, improve profit margins and is presently implementing a new sales strategy that is redirecting its sales focus from direct sales to end user companies, to a focus on a distributor channel including resellers and original equipment manufacturer customers. The profit margin for this approach is more lucrative then selling direct due to the increase in sales volume. This new sales approach should increase the volume of its product line and exposure for sales in order to mitigate future losses. Management is seeking to raise additional capital through private investors in order to alleviate the working capital deficiency. However, there can be no assurance that this will be able to increase revenues or raise additional capital.

          These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)

NOTE 5 - PROPERTY AND EQUIPMENT, NET

          At December 31, 2003 and 2002, property and equipment, at cost, consist of the following:

                                                                         2003                   2002
                                                                         ----                   ----

               Computer equipment and software                         $ 44,240               $ 10,281
               Furniture and fixtures                                     1,985                  1,985
               Office equipment                                           5,811                    595
                                                                  --------------        ---------------
               Total property and equipment                              52,036                 12,861

               Less:  accumulated depreciation                          (14,395)                (2,673)
                                                                  --------------        ---------------

               Property and equipment, net                             $ 37,641               $ 10,188
                                                                  ==============        ===============


          Total depreciation expense for the years ended December 31, 2003 and 2002 was $11,722 and $2,561, respectively.

NOTE 6 - INTANGIBLE ASSETS

          Website

          Intangible assets consist of the costs associated with website application and infra structure activities. Website costs related to planning, development and acquisition of content and operations of the Company's website are expensed as incurred and included in selling, general and administrative expenses. Costs to acquire or develop both hardware and software needed to operate the site are capitalized and depreciated over estimated useful lives. At December 31, 2003, website costs incurred amounted to $5,676 and accumulated amortization and amortization expense was $997.

          Technology

          In July 2002, the Company entered into pending negotiations with NetLabs.Com, Inc. ("NetLabs"), Ram Pemmaraju and Robert Denn, whom are the majority shareholders of NetLabs (collectively "the Sellers"), to purchase NetLabs' Centralized `Out-of-Band' Authentication System ("COBAS") technology product. In December 2002, in accordance with the negotiations, the Sellers and the Company informally agreed to a payment of 7,516,998 shares of the Company's common stock valued at $4,328, to the Sellers for the transfer of NetLabs intellectual property and the COBAS product to the Company, net of subscriptions. Concurrently with the agreement, the Company issued 600,000 shares of its common stock to the Sellers. Upon issuance of these shares, the Sellers became a controlling interest in the Company. The remaining 6,916,998 common shares due, in accordance with the agreement, were issued in March 2003, after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In February 2003, the Company agreed to issue an additional 1,140,000 shares of its common stock to the Sellers as consideration for the remainder of NetLabs intellectual property rights, technology and the COBAS product which has been valued at $570. These shares were issued in March 2003 after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In total, 8,656,998 shares of the Company's common stock were issued to the Sellers.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 6 - INTANGIBLE ASSETS - (cont'd)

          Technology - (cont'd)

          On September 11, 2003, the Company signed a formal asset purchase agreement (the "Asset Purchase Agreement") with NetLabs whereby the Company received all of the intellectual property rights to COBAS, inclusive of the additional intellectual property received in the December 2002 informal agreement. The Asset Purchase Agreement also required the Company to pay NetLabs a royalty of 10% of the net revenues received by the Company for the sales of its products, as defined in the Asset Purchase Agreement. The royalties would apply to net revenues received during a period of five years beginning September 1, 2003 and continuing through August 31, 2008. The Asset Purchase Agreement was amended on September 2, 2004 and made effective as of September 11, 2003 (the "Effective Date") to extend the royalty period from five years to ten years, through August 31, 2013.

NOTE 7 - ACCRUED EXPENSES

          Accrued expenses consist of the following at December 31, 2003 and 2002:

                                                                     2003            2002
                                                                    -----           ------
          Professional fees                                  $            -    $   28,870
          Payroll taxes and related expenses                         60,074             -
          Compensation                                                8,320         2,095
          Intangibles                                                     -         3,459
          Interest                                                    2,283           691
          Other                                                         881        14,040
                                                            ---------------   ------------
                                                             $       71,558    $   49,155
                                                             ==============   ============

NOTE 8 - NOTE PAYABLE

          In July 2002, the Company received $10,000 from an unrelated individual and executed a promissory note. The terms of the promissory note called for a 5% initial finance fee, with no additional interest due and required payments of three equal installments of $3,500 which were to end on October 15, 2002. At December 31, 2003 the Company had repaid only $4,000 of principal and the note has been extended to December 31, 2004.

NOTE 9 - NOTES PAYABLE - RELATED PARTIES

          Notes payable to related parties at December 31, 2003, consist of two notes payable to individuals. On July 2002, advances from a former officer were converted into a promissory note in the amount of $8,700. The note is a non-interest bearing demand note. In December 2003, the Company received $12,000 from an existing founding shareholder of the Company. The Company executed a promissory note with the shareholder, which bears interest at a rate equal to prime plus 2%. The interest is payable on a monthly basis. The principal is payable in eight equal monthly payments of $1,500 each, commencing June 2004.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)



NOTE 10 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

          Convertible notes payable - related parties at December 31, 2003, consist of promissory notes that the Company executed with the Chief Executive Officer ("CEO") aggregating $240,000, its former Chief
          Financial Officer ("CFO") for $20,000 and the Vice President of Technical Services ("VPTS") for $50,000.

          The terms of the convertible promissory notes state that principal is payable in full in immediately available funds of $1,000,000 or more through any sales or investment by the end of December 31, 2004 or later if agreed upon by each individual and the Company. The notes bear interest at a rate of prime plus 2% for two of the individuals and the remaining note bears interest equal to the individual's private banking account monthly lending rate. Interest is payable at such time as the principal on the note is due. At any time prior to repayment of all outstanding principal and accrued interest hereunder, at the election of each individual, the individual shall have the right to convert the then outstanding principal amount of this note, and all outstanding accrued interest thereon, into that number of shares of the common stock of the Company, determined by dividing the amount of principal and interest then outstanding hereon by a conversion price of $1.00.

          In connection with the promissory notes, the Company issued to the individual's warrants exercisable by the individual's into 31,000 shares of the Company's common stock at an exercise price of $1.00 per share. These warrants are exercisable for a period of ten years from issuance.

          The fair value of the warrants issued using the Black-Scholes Option Pricing Model was $10,468. For the year ended December 31, 2003 the Company has included $1,831 of interest and financing expense in the accompanying statement of operations related to the issuance of the warrants.

          At December 31, 2003, accrued interest due to the CEO and VPTS for the respective notes was, $1,371 and $352, respectively, and are included in accrued expenses in the accompanying balance sheet. No interest was accrued for the note to the CFO, as the balance was paid in full subsequent to December 31, 2003 with no interest as part of a settlement with the CFO (see Note 13).

NOTE 11 - OBLIGATIONS UNDER CAPITAL LEASES

          During the years ended December 31, 2003 and 2002, the Company acquired computer equipment under the provisions of capital leases. Under the leases, the cost of the equipment has been capitalized and is subject to the Company's depreciation policies. The obligations are due in varying monthly installments of principal and interest.

          At December 31, 2003, the Company was in default of certain leases for non-payment of lease payments and the related equipment is no longer in the possession of the Company, due to the sale of the equipment by former officers of the Company, which is a breach of the agreement. In addition, in May 2004, the Company and the lessor signed an amended agreement consolidating all the leases into one monthly payment and restructuring the term of the agreement. This amended agreement cured the default for non-payment. The terms of the agreement called for one payment upon signing of $8,052 and subsequently 43 monthly payments of $2,020. The balance at December 31, 2003, reflects the amended changes to these capital leases.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 11 - OBLIGATIONS UNDER CAPITAL LEASES - (cont'd)

          At December 31, 2003, the Company was in default of two leases for delinquent lease payments. These amounts have been reclassified into the current portion of capital leases payable on the balance sheet.

          At December 31, 2003, the aggregate future minimum remaining lease payments under capital leases are as follows:

              Year Ending
              December 31,

                   2004                                               $  28,873

                   2005                                                  28,702

                   2006                                                  28,702

                   2007                                                  26,552
                                                                     -----------
                     Total                                              112,829

                   Less: amount representing interest                   (17,474)
                                                                     -----------

                   Net present value of capital lease obligations        95,355

                   Current portion                                      (29,331)
                                                                     -----------

                   Long-term portion                                     66,024
                                                                     ===========

NOTE 12 - DUE TO FACTOR

          On September 4, 2002, the Company entered into an agreement with Prestige Capital Corp. ("Prestige") for the factoring of accounts receivable and purchase order financing services. The agreement stated no limitation on the volume with a total facility available of $100,000. The discount schedule related to the factored receivables was as follows: 0-45 days, 4 points; 46-60 days, an additional 2 points; 61-75 days, an additional 2 points, and an additional 2 points for each succeeding 15 days. The agreement beared an indefinite term and provides for a security interest in the Company's accounts receivables and general intangibles. At December 31, 2002, the Company owed Prestige $63,394. During the year ended December 31, 2003, the Company has not had any factoring services performed by Prestige. In July 2003, the Company entered into a settlement agreement with Prestige, due to a breach of the contract by the Company with Prestige. The Company agreed to pay Prestige $50,460 in six payments of $8,410 per month, commencing August 15, 2003. At December 31, 2003, the Company owed Prestige $3,969 in accordance with the settlement agreement and the final payment was made on January 14, 2004.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

          Lease Commitments

          The Company has a non-cancelable operating lease for office space that expires in February 2005. In 2004, the Company extended the lease (see
          Note 18). The lease does not contain a renewal option and requires the Company to pay all executory costs such as maintenance and insurance. Additionally, the Company leases equipment under non-cancelable operating leases.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 13 - COMMITMENTS AND CONTINGENCIES - (cont'd)

          Lease Commitments - (cont'd)

          The approximate future minimum rentals under non-cancelable operating leases in effect on December 31, 2003 are as follows:

                                                            Office
                                                             Space              Equipment
                                                   ------------------   ------------------
                      2004                       $             37,566              $17,206
                      2005                                      3,131               17,206
                      2006                                          -               17,206
                      2007                                          -               17,206
                      2008                                          -                4,272
                                                   ------------------   ------------------
                                                   $           40,697   $           73,095
                                                   ==================   ==================


          Rent expense charged to operations for office space for the years ended December 31, 2003 and 2002 amounted to approximately $35,175 and $15,712, respectively. The expense charged to operations for equipment rental for the years ended December 31, 2003 and 2002 amounted to approximately $12,934 and $0, respectively.

          Payroll Taxes

          As of December 31, 2003, the Company owes approximately $60,074 of payroll taxes and related estimated penalties and interest. Although the Company has not entered into any formal repayment agreements with the respective tax authorities, management plans to make payment as funds become available.

          Nature of Business

          The Company is subject to risks and uncertainties common to growing technology companies, including rapid technological developments, reliance on continued development and acceptance of the Internet, intense competition and a limited operating history.

          Significant Customers

          Financial instruments, which may expose the Company to concentrations of credit risk, consist primarily of accounts receivable. As of December 31, 2003, one customer represented 100% of the total accounts receivable. As of December 31, 2002, three customers represented 47%, 31% and 22%, respectively, of the total accounts receivable. For the year ended December 31, 2003, the Company had three unrelated customers, which accounted for 32%, 10%, and 10%, respectively, of total revenue. For the year ended December 31, 2002, the Company had two unrelated customers, which accounted for 36% and 29%, respectively, of total revenue.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 13 - COMMITMENTS AND CONTINGENCIES - (cont'd)

          Employment Agreements

          In May 2003, the Company entered into an employment agreement with its CEO. The term of the agreement is from May 20, 2003 through June 1, 2006. As part of the agreement, the CEO committed to making a $300,000 capital investment in the Company. The Company is required to pay the CEO a salary of $75,000 per year until the closing date of the first $2,000,000 in funding, and $150,000 per year thereafter. In April 2004, the agreement was amended to pay the CEO $111,000 as of April 2004. The agreement also granted the CEO options to purchase 1,000,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period beginning June 1, 2004. The agreement also provides the CEO with severance payments in the event the Company terminates his employment for any reason other than for cause, as defined in the agreement, or other than as a result of the CEO's death or disability, or if the CEO terminates his employment with the Company for good reason, as defined in the agreement.

          In June 2003, the Company entered into a three-year employment agreement with its former CFO, commencing June 1, 2003. The Company is required to pay the CFO a salary of $50,000 per year until the closing date of the first $2,000,000 in funding, and $125,000 per year thereafter. The agreement also granted the CFO options to purchase 500,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period beginning June 1, 2004. The agreement also provides the CFO with severance payments in the event the Company terminates his employment for any reason other than for cause, as defined in the agreement, or other than as a result of the CFO's death or disability, or if the CFO terminates his employment with the Company for good reason, as defined in the agreement. In February 2004, the Company terminated it's former CFO. On May 19, 2004, the Company entered into a settlement agreement with it's former CFO, whereas the Company agreed to pay its former CFO $36,646 in severance and $20,000 representing the repayment of a promissory note that was entered into by the Company in December 2003. These amounts were paid on May 20th, 2004. As further consideration, the agreement also granted the former CFO options to purchase 50,000 shares of the Company's common stock on a fully converted and fully diluted basis. The options have an exercise price of $1.00 and a term of ten-years from the former CFO's hire date. The agreement releases the Company from any and all prior obligations and claims with the former CFO.

          During 2003, the Company entered into various three-year employment agreements with employees of the Company, commencing June 16, 2003, and expiring at various dates through October 14, 2006. The Company is required to pay salaries and severance payments, as defined in the individual employment agreements. In addition, two of the agreements each provide options to purchase 30,000 shares of the Company's common stock on a fully converted, fully diluted basis after the completion of the funding round. The options have an exercise price of $1.00, a term of 10 years from the vesting date, and shall vest over a three year period, beginning one year from the anniversary date. One agreement provides for the granting of an additional 25,000 options at $1.00 per share once the employee is named Client Services Director, which shall vest in accordance with the existing agreement.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 13 - COMMITMENTS AND CONTINGENCIES - (cont'd)

          Settlements

          In April 2003, a law firm filed a lawsuit against the Company for failure to pay open invoices. Under the settlement agreement, all outstanding invoices were to be paid. The action was settled and the stipulation called for payment in the amount of the open invoices totaling $6,245. In settlement of this suit the amount of $6,245 was paid in July 2003.

NOTE 14 - STOCKHOLDERS' DEFICIENCY

          Common Stock

          The Company was formed in August 2001, authorizing 100 shares of common stock, with no par value. Stock certificates totaling 100 shares were subscribed for, but, the shares were never issued. The stock certificates were subsequently issued to the founders of the Company in December 2002.

          In August 2002, the Company resolved to increase the authorized common shares to 1,000,000, with no par value.

          In December 2002, the Company resolved to increase the authorized common shares to 20,000,000 and to change the par value to $.0005.

          In March 2003, the Company was granted approval by the State of New Jersey to increase the authorized shares from 1,000,000 to 20,000,000 shares of common stock.

          Issuance of Stock for Services

          In December 2002, the Company agreed to pay 4,591,655 shares of the Company's common stock to officers of the Company as compensation for the year ended December 31, 2002. Those common shares were valued at $2,235 and recorded as compensation expense in the year ended December 31, 2002. Due to the limit in authorized common stock at the time, 400,000 shares were issued in December 2002. The remaining 4,191,655 shares were included in accrued expenses for $2,035 at December 31, 2002 and were issued in March 2003, when the Company was granted approval by the State of New Jersey to increase the authorized shares from 1,000,000 to 20,000,000 shares of common stock.

          Sales of Common Stock

          In May 2003, the Company's current CEO purchased 300,000 shares of the Company's common stock for $300,000.

          In July and August 2003, eight individuals each purchased common stock of the Company for $.75 per share. The Company received total proceeds of $60,450 and the Company issued a total of 80,600 shares of its common stock.

          In September 2003, two individuals each purchased common stock of the Company for $1.00 per share. The Company received total proceeds of $55,000 from the individuals and the Company issued 55,000 shares of its common stock.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 14 - STOCKHOLDERS' DEFICIENCY - (cont'd)

          Asset Purchase Agreement

          In July 2002, the Company entered into pending negotiations with NetLabs, and the Sellers, to purchase NetLabs' COBAS technology product. In December 2002, in accordance with the negotiations, the Sellers and the Company informally agreed to a payment of 7,516,998 shares of the Company's common stock, valued at $3,758, to the Sellers for the transfer of NetLabs intellectual property and the COBAS product to the Company, net of subscriptions. Concurrently with the agreement, the Company issued 600,000 shares of its common stock to the Sellers. Upon issuance of these shares, the Sellers became a controlling interest in the Company. The remaining 6,916,998 common shares due, in accordance with the agreement, were issued in March 2003, after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In February 2003, the Company agreed to issue an additional 1,140,000 shares of its common stock to the Sellers as consideration for all of NetLabs intellectual property rights, technology and the COBAS product which has been valued at $570. These shares were issued in March 2003 after approval by the State of New Jersey to increase the Company's authorized shares from 1,000,000 shares to 20,000,000 shares. In total, 8,656,998 shares of the Company's common stock were issued to the Sellers.

          On September 11, 2003, the Company signed the Asset Purchase Agreement with NetLabs whereby the Company received all of the intellectual property rights to COBAS inclusive of the additional intellectual property received in the December 2002 informal agreement. The Asset Purchase Agreement also required the Company to pay NetLabs a royalty of 10% of the net revenues received by the Company for the sales of its products, as defined in the Asset Purchase Agreement. The royalties would apply to net revenues received during a period of five years beginning September 1, 2003 and continuing through August 31, 2008. The Asset Purchase Agreement was amended on September 2, 2004 and made effective as of the Effective Date to extend the royalty period from five years to ten years, through August 31, 2013.

          Warrant Agreements

          During 2003, the Company issued warrants in connection with the convertible notes payable - related parties. The warrants entitle the noteholders to purchase 31,000 shares of the Company's common stock at a per share purchase price of $1.00. Warrants to purchase 5,000 shares of the Company's common stock expire August 20, 2013, September 5, 2013, October 7, 2013, October 28, 2013 and November 10, 2013,
          respectively, warrants to purchase 4,000 shares of the Company's common stock expire December 8, 2013 and warrants to purchase 2,000 shares of the Company's common stock expire December 29, 2013. In the event that any portion of the warrants remains unexercised as of the expiration date, and the market price of the Company's common stock, as of the expiration date, is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

          Based on Black-Scholes Option Pricing Model, the fair value of the warrants issued during the year ended December 31, 2003 was $10,468.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)



NOTE 15 - INCOME TAXES

          Income taxes are provided for the tax effects of transactions reported in the financial statements, and consist of taxes currently due plus deferred taxes related to differences between the financial statement and tax bases of assets and liabilities for financial statement and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible in the year when the assets or liabilities are recovered or settled. Accordingly, measurement of the deferred tax assets and liabilities attributable to the book-tax basis differentials are computed at a rate of 34% federal and 6% state.

          As of December 31, 2003, the Company had deferred tax assets of approximately $333,000 resulting from temporary differences and net operating loss carry-forwards of approximately $977,000, which are available to offset future taxable income, if any, through 2023. As utilization of the net operating loss carry-forwards and temporary difference is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance.

          The tax effects of temporary differences, loss carry-forwards and the valuation allowance that give rise to deferred income tax assets at December 31, 2003 are as follows:

                     Temporary differences:

                              Fair value of warrants and common stock                 $    1,000
                               Net operating losses                                      332,000
                               Less valuation allowance                                 (333,000)
                                                                                     ------------
                                 Deferred tax assets                                  $        0
                                                                                     ============

                     The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31,
                     2003 and 2002 is as follows:
                              Federal income tax rate                                     (34.0)%
                              Change in valuation allowance on net operating
                                 loss carry-forwards                                       34.0
                                                                                     ------------
                              Effective income tax rate                                     0.0 %
                                                                                     ============


NOTE 16 - RELATED PARTY TRANSACTIONS

          Agreements

          In September 2003, the Company entered into a consulting agreement with the spouse of the Company's Chief Technology Officer ("CTO"). The consulting agreement calls for payments every two weeks in the amount of $1,500 in consideration of services to be rendered to the Company. The term of the agreement is predicated upon a determination by the Company as to when certain product lines are completed.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 16 - RELATED PARTY TRANSACTIONS - (cont'd)

          Agreements - (cont'd)

          In April 2003, the Company entered into an agreement with another firm, which is owned by a relative of the Company's CTO. This firm is an outsourcing company providing software engineering services. The agreement is informal and establishes a charge of $40 per hour for software development. The services were concluded November 2003. For the year ended December 31, 2003, $17,200 was recorded as consulting expense and is included in selling, general and administrative expenses on the statement of operations.

NOTE 17  -  STOCK OPTIONS

          2004 Equity Incentive Plan

          The shareholders approved the 2004 Equity Incentive Plan ("Incentive Plan") in September 2004. The Incentive Plan is effective April 1, 2003. Officers, key employees and non-employees, who in the judgment of the Company render significant service to the Company, are eligible to participate. The Incentive Plan provides for the award of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, restricted stock, performance awards and stock appreciation rights. The Incentive Plan provides 5,000,000 shares of common stock to be offered from either authorized and unissued shares or issued shares, which have been reacquired by the Company. The Company granted 1,830,000 of its stock options which were non-qualified in the year ended December 31, 2003 and during the year 450,000 were forfeited and none were exercised or expired. All of the options have an exercise price of $1.00, which was 100% or more of the fair market value of the Company's common stock at the date of grant and all vest equally over a three year period beginning one-year from the grant. At December 31, 2003, 336,389 of the options granted were vested.

NOTE 18 - SUBSEQUENT EVENTS

          Stock Issuances

          In April 2004, the Company retained a financial advisory firm as a business consultant to assist in a variety of areas relating to financing, strategic and related development growth of the Company. The term of the engagement is fourteen months and can be terminated by either party prior to June 30, 2005. However, transactions consummated within the subsequent period following the termination of this agreement may have fees due and payable to the financial advisory firm. Under the terms of the agreement the Company has issued 800,000 shares of the Company's common stock as a commencement bonus. This commencement bonus is fully paid for, non-assessable, non-refundable, non-apportionable and non-ratable and is not a repayment for future services. The Company will include all shares issued to the consultant in the next registration statement filed by the Company with the SEC on Forms SB-2, SB-3 or any other appropriate form relating to the resale of restricted shares. Additionally, if the consultant introduces the Company to a lender, equity purchaser or merger/acquisition candidate, not already having a preexisting relationship with the Company, the Company agrees to pay the consultant a finders fee of 5% of the total gross funding, in payment for the consultant's services to help secure the financing. Also, if the consultant, through an intermediary, establishes a financing arrangement for the Company, then the consultant will be entitled to a 2.5% finders fee. The consultant agrees to pay for all its expenses, not including extraordinary items, approved by the Company in writing prior to the expense.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 18 - SUBSEQUENT EVENTS - (cont'd)

          Stock Issuances - (cont'd)

          In April 2004, the Company entered into a consulting agreement with an advisory firm, whereas the services include a review and advice concerning the technical design of existing and planned products or services, business development, sales assistance, financing advice, market development and public relations, advising on issues regarding corporate structure, stock option plans and introducing the Company to potential investors. The term of this agreement is 18 months, ending December 31, 2005. The agreement calls for compensation in the amount of 350,000 shares of the Company's common stock. Such shares shall be deemed for all purposes to be earned by the consultant upon its receipt thereof and shall be non-refundable and non-returnable.

          In May 2004, the Company entered into a consulting agreement with an individual whose services include consulting on the development of the Company's product lines. The individual's annual fee for services is $45,000. The agreement provides the individual with 50,000 nonqualified stock options on a fully converted and diluted basis. The options are exercisable at $1.00 per share and have a term of ten years and vest equally over a three-year period beginning May 2005. The term of the agreement is until the completion of the product lines as determined by both the Company and the consultant.

          In May and June 2004, the Company issued 125,000 shares of the Company's common stock, 25,000 shares each, to five individuals as a signing bonus for joining the Company's newly formed Advisory Board.

          In June 2004, the Company issued 50,000 shares of the Company's common stock to an individual for twelve months of consulting services commencing in June 2004.

          In June 2004, the Company issued 10,000 shares of the Company's common stock to one individual for consulting services.

          In June 2004, the Company entered into a consulting agreement with an advisory firm, whereas the services include a review and advice concerning the technical design of existing and planned products or services, business development, sales assistance, financing advice, market development and public relations, advising on issues regarding corporate structure, stock option plans and introducing the Company to potential investors. The term of this agreement is 18 months, ending December 31, 2005. The Company shall reimburse the consultant for all reasonable expenses and they must be pre-approved by the Company. The agreement calls for compensation in the amount of 350,000 shares of the Company's common stock, valued at par. Such shares shall be deemed for all purposes to be earned by the Consultant upon its receipt thereof and shall be non-refundable and non-returnable.

          In July 2004, the Company issued 13,889 shares of the Company's common stock to one individual as compensation for consulting services.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)



NOTE 18 - SUBSEQUENT EVENTS - (cont'd)

          Consulting Agreements

          In May 2004 the Company entered into a consulting agreement with an individual whose services include consulting on the development of the Company's product lines. The individual's fee for services was $45,000 and was increased in October 2004 to $51,000. The agreement specifies the payment to be made every two weeks. The term of the agreement is until the completion of the product lines as determined by both the Company and the consultant. The consulting agreement provides for 50,000 shares of nonqualified stock options on a fully converted and diluted basis. The options are priced at $1.00 and have a term of ten years and vest over a three year period beginning May 2005 at 33 1/3% per year.

          Convertible Notes Payable

          In January 2004, the Company executed into a $15,000 convertible promissory note with an officer of the Company. The note is due on December 31, 2004 and bears interest at prime plus 4% per year. At the option of the holder, the principal amount of the note plus accrued interest are convertible into shares of the Company's common stock at a conversion price of $1.00 per share. In connection with the issuance of the convertible promissory notes, the Company also issued warrants to purchase an aggregate of 1,500 shares of the Company's common stock at an exercise price of $1.00 per share.

          In January and February 2004, the Company executed into two convertible promissory notes for $60,000 each with its CEO. The notes are due December 31, 2004 and bear interest at the rate charged by the CEO's brokerage firm. At the option of the holder, the principal amount of the notes plus accrued interest are convertible into shares of the Company's common stock at a conversion price of $1.00 per share. In connection with the issuance of the convertible promissory notes, the Company also issued warrants to purchase an aggregate of 12,000 shares of the Company's common stock at an exercise price of $1.00 per share.

          In January 2004, the Company executed into a $15,000 promissory note with an officer of the Company. The note is due on December 31, 2004 and bears interest at prime plus 2% per year

          In March 2004, the Company executed into a $55,000 convertible promissory note with its CEO. The note was due April 2004 and bears interest at a rate per annum equal to the CEO's private account monthly lending rate. In March 2004 the note maturity date was extended to December 31, 2004.

          In March 2004, the Company executed into a $50,000 convertible promissory note with its CEO. The note was due July 1, 2004 and bears interest at a rate per annum equal to the CEO's private account monthly lending rate. In March 2004, the loan was assigned to a third party and the term was extended to December 31, 2004. In consideration for the extension of the maturity date, the third party agreed to forego the conversion feature of the loan amount to common stock of the Company at $1.00 per share. In the event that the Company is unable to pay off the loan to the third party, the third party is still obligated to pay off the CEO the entire amount of the loan, plus interest.

          In June 2004, the Company executed into a $50,000 promissory note with its CEO. The note was due September 2004 and bears interest at a rate per annum equal to the CEO's private account monthly lending rate. In August 2004 the note maturity date was extended to December 31, 2004.

                         STRIKEFORCE TECHNOLOGIES, INC.
                  (F/K/A STRIKEFORCE TECHNICAL SERVICES, CORP.)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (AS RESTATED)


NOTE 18 - SUBSEQUENT EVENTS - (cont'd)

          Convertible Notes Payable - (cont'd)

          In August 2004, the Company executed into a $7,380 promissory note with an officer of the Company. The note is due December 31, 2004 and bears interest at prime plus 2% per year.

          In September 2004, the Company executed into a $30,000 convertible promissory note with its CEO. The note is due December 31, 2004 and bears interest at a rate per annum equal to the CEO's private account monthly lending rate. At the option of the holder, the principal amount of the note plus accrued interest are convertible into shares of the Company's common stock at a conversion price of $1.00 per share. In connection with the issuance of the convertible promissory note, the Company also issued warrants to purchase an aggregate of 3,000 shares of the Company's common stock at an exercise price of $1.00 per share.

          Warrants

          In January, February and September 2004, the Company issued warrants in connection with the convertible promissory notes to purchase a total of 16,500 shares of the Company's common stock at a per share purchase price of $0.72. Warrants to purchase 1,500 shares of the Company's common stock expire January 5, 2014, warrants to purchase 6,000 shares of the Company's common stock expire January 13, 2014, warrants to purchase 6,000 shares of the Company's common stock expire February 4, 2014 and 3,000 shares of the Company's common stock expire September 9, 2014. In the event that any portion of the warrants remains unexercised as of the expiration date and the market price of the Company's common stock as of the expiration date is greater than the exercise price as of the expiration date, then the warrant will be deemed to have been exercised automatically for the maximum number of shares then purchasable.

          2004 Lease Agreement

          In September 2004, the Company increased the amount of office space and amended its original lease. The amendment extends the lease term from January 2005 to January 2008 with a commencement date of November 2004. In February 2005 the base rent will increase from $3,130 per month to $6,181. The amendment calls for an additional security deposit of $4,315.

Prospectus
STRIKEFORCE TECHNOLOGIES, INC.



 21,324,842 Shares of Common Stock

--------------------------------------------------------------------------------


     No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.



    February 11, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS


     Section 14A:3-5 of the Business Corporation Law of the State of New Jersey provides that any corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if such corporate agent acted in good faith and in the best interest of the corporation and with respect to any criminal proceeding, such corporate agent has no reasonable cause to believe his conduct was unlawful.


     Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the NJBCL. Our by-laws provide that we shall indemnify our authorized representatives to the fullest extent permitted by the NJBCL. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

     No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses, which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement. We have agreed to pay all of these expenses.

SEC registration fee                                                               $3,299
Financial printer fees to EDGARize and print registration statement                  $450*
Transfer Agent Fees, including Printing and Engraving Stock Certificates           $1,000*
Legal fees and expenses                                                           $60,000*
Accounting fees and expenses                                                      $10,000*
Miscellaneous                                                                      $5,000*
                                                                     ---------------------
 Total                                                                            $79,749*
                                                                     ---------------------
* estimated

RECENT SALES OF UNREGISTERED SECURITIES

     We have sold or issued the following securities not registered under the Securities Act by reason of the exemption afforded under Section 4(2) of the Securities Act of 1933, during the three year period ending on the date of filing of this registration statement. Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions. The offer and sale of the following securities was exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by the company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the twelve months preceding the transaction; and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

     Since we were formed on August 24, 2001, we issued the following securities pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D, promulgated pursuant to the Securities Act.

     The Company incorporated in August 2001 with one hundred shares authorized common stock at no par value. Stock certificates were subscribed for, but the shares were never issued. Stock certificates were subsequently issued to the founders in December 2002.

         In August 2002, we resolved to increase the authorized common shares to one million shares, with no par value.

     In December 2002, we resolved to increase the authorized common shares to twenty million shares and change the par value to $.0005. Also, in December 2002, we agreed to pay 4,591,655 shares of common stock to certain officers of the Company as compensation for the year ended December 31, 2002, the common shares were valued at $2,235 and recorded as compensation in the year ended December 31, 2002. Due to the limit in authorized common stock at the time, 400,000 shares were issued in December 2002 as compensation for certain officers, the common shares were valued at $200. The remaining 4,191,655 shares were included in accrued expenses of $2,035 at December 31, 2002 and were issued in March, 2003, when the Company was granted approval by the State of New Jersey to increase the authorized shares from one million to twenty million shares. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In December 2002, in accordance with the negotiations of the purchase of the NetLabs.com, Inc. (the "Sellers") intellectual property, we informally agreed to a payment of 7,516,998 shares of the Company's common stock, concurrently with the agreement, we issued 600,000 shares of its common stock to the Sellers. The common shares were valued at $300. The remaining 6,916,998 common shares due in accordance with the agreement were issued in March, 2003, after approval by the State of New Jersey to increase the Company's authorized shares from one million to twenty million shares and were valued at $3,458. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In February 2003, we agreed to issue an additional 1,140,000 shares of common stock to the Sellers as consideration for the remainder of the intellectual property received from the Sellers in December of 2002. The common shares were valued at $570. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In May 2003, we issued options to purchase 1,000,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on June 1, 2014. The shares vest in increments of one-third each on June 1, 2004, June 1, 2005 and June 1, 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In May 2003, the Company's current Chief Executive Officer, Mark L. Kay, purchased 300,000 shares of our common stock at $1.00 per share for a total of $300,000. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

     In June 2003, we issued options to purchase 50,000 shares of our common stock to Constantine Pavlides, our former Chief Financial Officer, pursuant to his separation agreement. These options are exercisable at $1.00 per share and expire on June 1, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The employment agreement was terminated on March 5, 2004.

     In June 2003, we issued options to purchase 130,000 shares of our common stock to Michael Brenner, our current Technical Services Director, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on June 16, 2013. The shares vest in increments of one-third each on June 16, 2004, June 16, 2005 and June 16, 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2003, we issued options to purchase 100,000 shares of our common stock to Vinod Thadimari, our current Software Development Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on June 18, 2013. The shares vest in increments of one-third each on June 18, 2004, June 18, 2005 and June 18, 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2003, we issued options to purchase 100,000 shares of our common stock to Dawn Rodriguez, our current Office Manager, pursuant to her employment agreement. These options are exercisable at $1.00 per share and expire on June 13, 2013. The shares vest in increments of one-third each on June 13, 2004, June 13, 2005 and June 13, 2006. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In July 2003, we issued 1,333 shares of common stock to one individual at $0.75 per share for a total of $1,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In August 2003, the Company issued 79,267 shares of common stock to seven individuals at $0.75 per share for a total of $59,450. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In August 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on August 20, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In September 2003, we issued 55,000 shares of common stock to two individuals at $1.00 per share for a total of $55,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In September 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on September 5, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In October 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on October 7, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In October 2003, we issued warrants to purchase 5,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on October 28, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In November 2003, we issued warrants to purchase 5,000 shares of our common stock to Michael Brenner, our current Technical Services Director, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on November 10, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In December 2003, we issued warrants to purchase 4,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on December 8, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In December 2003, we issued warrants to purchase 2,000 shares of our common stock to Constantine Pavlides, our former Chief Financial Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on December 17, 2013. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2004, we issued warrants to purchase 1,500 shares of our common stock to Michael Brenner, our current Technical Services Director, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on January 5, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2004, we issued warrants to purchase 6,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on January 13, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2004, we issued options to purchase 100,000 shares of our common stock to Suresh K. Varaghur, our current Software Development Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on January 15, 2014. The shares vest in increments of one-third each on January 15, 2005, January 15, 2006 and January 15, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In February 2004, we issued 27,778 shares of common stock to one individual at $0.72 per share for a total of $20,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In February 2004, we issued warrants to purchase 6,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on February 21, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In April 2004, we issued 208,334 shares of common stock to one organization at a price of $0.72 per share for a total of $150,000. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In April 2004, we issued 560,000 shares of our common stock to Altavilla Family Trust, 120,000 shares of our common stock to Alan C. Shoaf and 120,000 shares of our common stock to Marlin G. Molinaro in consideration for consulting services rendered pursuant to the Independent Consulting Agreement with Summit Financial Partners, LLC dated April 1, 2004. These shares were valued at par value. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

     In April  2004,  we issued  300,000  shares of our common  stock and 50,000 shares of our common stock to M Power, LLC in consideration for consulting services rendered pursuant to their Consulting Agreement dated June 24, 2004. These shares were valued at par value. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In May 2004, we issued 323,113 shares of common stock to five individuals at $0.72 per share for a total of $232,640. This issuance was exempt from registration requirements pursuant to Regulation D.

     In May 2004, we issued options to purchase 50,000 shares of our common stock to Joe Park, our former Product Development Consultant, per his consultant agreement. These options are exercisable at $1.00 per share and expire on May 4, 2014. The shares vest in increments of one-third each on May 4, 2005, May 4, 2006 and May 4, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The consultant agreement was terminated on November 19, 2004.

     In June 2004, we issued 334,941 shares of common stock to two individuals at $0.72 per share for a total of $241,157. This issuance was exempt from registration requirements pursuant to Regulation D.

     In June 2004, we issued 25,000 shares of our common stock to Sondra Schneider in consideration for serving on our Advisory Board. These shares were valued at par value. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued 25,000 shares of our common stock to General Teddy Allen in consideration for serving on our Advisory Board. These shares were valued at par value. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued 25,000 shares of our common stock to Howard Medow in consideration for serving on our Advisory Board. These shares were valued at par value. This issuance was exempt from registration requirements pursuant to Regulation S.

     In June 2004, we issued 25,000 shares of our common stock to Bill Demopolis in consideration for serving on our Advisory Board. These shares were valued at par value. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued 25,000 shares of our common stock to Frederick Ilardi in consideration for serving on our Advisory Board. These shares were valued at par value. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In June 2004, we issued options to purchase 100,000 shares of our common stock to Jordan Byk, our current Channel Sales Director, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on June 21, 2014. The shares vest in increments of one-third each on June 21, 2005, June 21, 2006 and June 21, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In July 2004, we issued 13,889 Shares of common stock in lieu of compensation for consulting valued $0.72 per share against consulting expense of $10,000. This issuance was exempt from registration requirements pursuant to
Section 4(2) of the Securities Act of 1933.

     In July 2004, we issued 41,667 shares of common stock to one investor at $0.72 per share for a total of $30,000. This issuance was exempt from registration requirements pursuant to Regulation D.

     In August 2004, we issued 225,155 shares of common stock to twelve individuals at $0.72 per share for a total of $162,112. This issuance was exempt from registration requirements pursuant to Regulation D.

     In August 2004, we issued options to purchase 25,000 shares of our common stock to George Stout, Jr., our current Controller, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on August 10, 2014. The shares vest in increments of one-third each on August 10, 2005, August 10, 2006 and August 10, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In August 2004, we issued options to purchase 150,000 shares of our common stock to David Morris, our former Vice President of Sales, pursuant to his employment agreement. These options are exercisable at $1.00 per share and expire on August 13, 2014. The shares vest in increments of one-third each on August 13, 2005, August 13, 2006 and August 13, 2007. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The employment agreement was terminated on December 28, 2004.

     In September 2004, we issued 268,491 shares of common stock to thirteen individuals at $.72 per share for a total of $193,316. This issuance was exempt from registration requirements pursuant to Regulation D.

     In September 2004, we issued warrants to purchase 3,000 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, pursuant to his warrant agreement. These shares are exercisable at $1.00 per share and expire on September 9, 2014. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In October 2004, we issued 106,722 shares of common stock to five individuals at $0.72 per share for a total of $76,840. This issuance was exempt from registration requirements pursuant to Regulation D.

     In November 2004, we issued 55,556 shares of common stock to two individuals at $0.72 per share for a total of $40,000. This issuance was exempt from registration requirements pursuant to Regulation D.

     In December 2004, we issued 108,332 shares of stock to five individuals at $0.72 per share for a total of $77,998.36. This issuance was exempt from registration requirements pursuant to Regulation D.

     In December 2004, we issued 416,665 shares of our common stock to Mark L. Kay, our current Chief Executive Officer, as repayment of a convertible loan of $300,000 granted between August 20, 2003 and January 15, 2004. These shares were valued at $0.72 per share. This issuance was exempt from registration requirements pursuant to Regulation D.

     In December 2004, we issued 10,417 shares of our common stock to Michael Brenner, our current Technical Services Director, as a partial repayment of $7,500 of a convertible loan of $15,000 granted on January 5, 2004. These shares were valued at $0.72 per share. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

     In January 2005, we issued 95,209 shares of common stock to eleven individuals at a price of $0.72 per share for a total of $68,550. This issuance was exempt from registration requirements pursuant to Regulation D.

      In February 2005, we issued 33,333 shares of common stock to Ingensa Partners in lieu of compensation for consulting services rendered. These shares were issued at par value. This issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

          In February 2005, we issued options to purchase 50,000 shares of our common stock to David Martinez, our Director of West Coast Sales, pursuant to his employment agreement. These options are exercisable at $1.00 per share and exprire on December 20, 2014. The shares vest in increments of one-third each on December 20, 2005, December 20, 2006 and December 20, 2007. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

          In Febraury 2005, we issued options to purchase 25,000 shares of our common stock to Rishlkesh Pande, our Software Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and exprire on January 11, 2015. The shares vest in increments of one-third each on January 11, 2006, January 11, 2007 and January 11, 2008. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

          In Febraury 2005, we issued options to purchase 25,000 shares of our common stock to Mateus Boyington, our Software Engineer, pursuant to his employment agreement. These options are exercisable at $1.00 per share and exprire on February 8, 2015. The shares vest in increments of one-third each on February 8, 2006, February 8, 2007 and February 8, 2008. The issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933.




EXHIBITS

EXHIBIT    DESCRIPTION


3.1 Amended and Restated Certificate of Incorporation of StrikeForce Technologies, Inc.

3.2       By-laws of StrikeForce Technologies, Inc.

5.1       Opinion of Sichenzia Ross Friedman Ference.

10.1      2004 Stock Option Plan.

10.2 Securities Purchase Agreement dated December 20, 2004, by and among StrikeForce Technologies, Inc. and Cornell Capital Partners, LP.

10.3      Secured Convertible Debenture with Cornell Capital Partners, LP.

10.4 Investor Registration Rights Agreement dated December 20, 2004, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement.

10.5 Escrow Agreement, dated December 20, 2004, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement.

10.6 Security Agreement dated December 20, 2004, by and between StrikeForce Technologies, Inc. and Cornell Capital Partners, LP in connection with the Securities Purchase Agreement.

10.7 Secured Convertible Debenture with Cornell Capital Partners, LP dated January 18, 2005.

10.8     Asset Purchase agreement With NetLabs.com, Inc. and Amendments.


16.1      Letter  of  Dischino  &  Associates,   PC  regarding   disclosures  of
          Registrant regarding changes in accountants pursuant to Item 304(a)(3) of Regulation S-B.

23.1      Consent of Massella & Associates, CPA, PLLC.

23.2      Consent of Sichenzia  Ross  Friedman  Ference LLP (included in Exhibit
          5.1).

    UNDERTAKINGS

We hereby undertake to:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     i.   Include any prospectus  required by Section 10(a)(3) of the Securities
          Act;

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the day of January, 2005.



                                /s/ Mark L. Kay
                                    ------------------

                                By: Mark L. Kay, Chief Executive Officer

                                /s/ Mark Joseph Corrao
                                    -------------------
                                    Mark Joseph Corrao, Chief Financial Officer
                                    and Principal Accounting Officer


     In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement:

 Signatures                         Title                             Date


/S/ Mark L. Kay
-------------------------
Mark L. Kay                     Chief Executive Officer      February 11, 2005

/S/ Mark Corrao
-------------------------
Mark Corrao                     Chief Financial Officer       February 11, 2005

/S/ Ramarao Pemmaraju
-------------------------
Ramarao Pemmaraju               Chief Technical Officer      February 11, 2005

/S/ Robert Denn
-------------------------
Robert Denn                     Chairman of the              February 11, 2005
                                Board of Directors,
                                President
/S/ George Waller
-------------------------
George Waller                   Executive Vice President     February 11, 2005
                                of Marketing

Power of Attorney



     ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Mark L. Kay, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

     In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.



    February 11, 2005.



                                /s/ Mark L. Kay
                                ---------------
                                By: Mark L. Kay, Chief Executive Officer